                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER


                         DATED AS OF OCTOBER 22, 1998


                                     AMONG


                                   N2K INC.,

                                  CDNOW, INC.


                                      AND


                            EXIT 8 HOLDING COMPANY

                               TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
ARTICLE I.   THE MERGERS                                                                               2

       Section 1.1.    Articles of Incorporation and Bylaws of NewCo...............................    2
       Section 1.2.    The N2K Merger..............................................................    2
       Section 1.3.    The CDnow Merger............................................................    2
       Section 1.4.    Effective Time of the Mergers...............................................    3
       Section 1.5.    Closing.....................................................................    3
       Section 1.6.    Effect of the Mergers.......................................................    3
       Section 1.7.    Certificate of Incorporation and Bylaws of the Surviving
                       Corporations................................................................    3
       Section 1.8.    Directors and Officers of the Surviving Corporations........................    4

ARTICLE II.   CONVERSION OF SECURITIES                                                                 4

       Section 2.1.    Conversion of N2K Capital Stock.............................................    4
       Section 2.2.    Conversion of CDnow Capital Stock...........................................    5
       Section 2.3.    Cancellation of NewCo Stock.................................................    5
       Section 2.4.    Exchange of Certificates....................................................    5

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF N2K                                                   8

       Section 3.1.    Organization of N2K.........................................................    8
       Section 3.2.    N2K Capital Structure.......................................................    9
       Section 3.3.    Authority; No Conflict; Required Filings and Consents.......................   10
       Section 3.4.    SEC Filings; Financial Statements...........................................   11
       Section 3.5.    No Undisclosed Liabilities..................................................   12
       Section 3.6.    Absence of Certain Changes or Events........................................   12
       Section 3.7.    Taxes.......................................................................   12
       Section 3.8.    Properties..................................................................   14
       Section 3.9.    Intellectual Property.......................................................   14
       Section 3.10.   Agreements, Contracts and Commitments......................................    14
       Section 3.11.   Litigation.................................................................    15
       Section 3.12.   Environmental Matters......................................................    15
       Section 3.13.   Employee Benefit Plans.....................................................    16
       Section 3.14.   Compliance With Laws.......................................................    18
       Section 3.15.   Tax Matters................................................................    18
       Section 3.16.   Registration Statement; Joint Proxy Statement/Prospectus...................    19
       Section 3.17.   Labor Matters..............................................................    19
       Section 3.18.   Insurance..................................................................    19
       Section 3.19.   Opinion of Financial Advisor...............................................    20
       Section 3.20.   No Existing Discussions....................................................    20
       Section 3.21.   Section 203 of the DGCL Not Applicable.....................................    20

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF CDNOW                                                  20

       Section 4.1.     Organization of CDnow.......................................................   20
       Section 4.2.     CDnow Capital Structure.....................................................   21
       Section 4.3.     Authority; No Conflict; Required Filings and Consents.......................   22
       Section 4.4.     SEC Filings; Financial Statements...........................................   23
       Section 4.5.     No Undisclosed Liabilities..................................................   23
       Section 4.6.     Absence of Certain Changes or Events........................................   23
       Section 4.7.     Taxes.......................................................................   24
       Section 4.8.     Properties..................................................................   25
       Section 4.9.     Intellectual Property.......................................................   25
       Section 4.10.    Agreements; Contracts and Commitments......................................    26
       Section 4.11.    Litigation.................................................................    26
       Section 4.12.    Environmental Matters......................................................    26
       Section 4.13.    Employee Benefit Plans.....................................................    27
       Section 4.14.    Compliance With Laws.......................................................    29
       Section 4.15.    Tax Matters................................................................    29
       Section 4.16.    Registration Statement; Joint Proxy Statement/Prospectus...................    29
       Section 4.17.    Labor Matters..............................................................    30
       Section 4.18.    Insurance..................................................................    30
       Section 4.19.    Opinion of Financial Advisor...............................................    30
       Section 4.20.    No Existing Discussions....................................................    30
       Section 4.21.    Section 1715 of the PBCL Not Applicable....................................    30
ARTICLE V.   COVENANTS                                                                                 31
       Section 5.1.     Conduct of Business.........................................................   31
       Section 5.2.     Cooperation; Notice; Cure...................................................   33
       Section 5.3.     No Solicitation.............................................................   34
       Section 5.4.     Joint Proxy Statement/Prospectus; Registration Statement....................   35
       Section 5.5.     Nasdaq Quotation............................................................   35
       Section 5.6.     Access to Information.......................................................   35
       Section 5.7.     Stockholders' Meetings......................................................   36
       Section 5.8.     Legal Conditions to Merge...................................................   36
       Section 5.9.     Public Disclosure...........................................................   37
       Section 5.10.    Nonrecognition Exchange....................................................    37
       Section 5.11.    Pooling Accounting.........................................................    38
       Section 5.12.    Affiliate Agreements.......................................................    38
       Section 5.13.    Nasdaq Listing.............................................................    38
       Section 5.14.    Stock Plans................................................................    38
       Section 5.15.    Brokers or Finders.........................................................    40
       Section 5.16.    Indemnification............................................................    40
       Section 5.17.    Letter of CDnow's Accountants..............................................    41
       Section 5.18.    Letter of N2K's Accountants................................................    41
       Section 5.19.    Stock Option Agreements....................................................    41
       Section 5.20.    Transition Planning........................................................    41

       Section 5.21.    Post-Merger Corporate Governance; Employment Arrangements..................   41
       Section 5.22.    Name of NewCo..............................................................   43
       Section 5.23.    Warrants; Registration Rights Agreement....................................   43
       Section 5.24.    Conveyance Taxes...........................................................   44
       Section 5.25.    Transfer Taxes.............................................................   44
       Section 5.26.    Stockholder Litigation.....................................................   44
       Section 5.27.    Employee Benefits; Severance...............................................   45
       Section 5.28.    Subsequent Financial Statements............................................   45
       Section 5.29.    Control of Operations......................................................   45
       Section 5.30.    Certain Modifications; Restructuring Charges...............................   46

ARTICLE VI.   CONDITIONS TO MERGERS                                                                   46

       Section 6.1.     Conditions to Each Party's Obligation to Effect the Mergers.................  46
       Section 6.2.     Additional Conditions to Obligations of N2K.................................  47
       Section 6.3.     Additional Conditions to Obligations of CDnow...............................  48

ARTICLE VII.   TERMINATION AND AMENDMENT                                                              49

       Section 7.1.     Termination.................................................................  49
       Section 7.2.     Effect of Termination.......................................................  51
       Section 7.3.     Fees and Expenses...........................................................  51
       Section 7.4.     Amendment...................................................................  53
       Section 7.5.     Extension; Waiver...........................................................  53

ARTICLE VIII.   MISCELLANEOUS                                                                         54

       Section 8.1.     Nonsurvival of Representations, Warranties and Agreements...................  54
       Section 8.2.     Notices.....................................................................  54
       Section 8.3.     Interpretation..............................................................  55
       Section 8.4.     Counterparts................................................................  55
       Section 8.5.     Entire Agreement; No Third Party Beneficiaries..............................  55
       Section 8.6.     Governing Law...............................................................  56
       Section 8.7.     Assignment..................................................................  56

EXHIBITS

Exhibit A         Stock Option Agreement (N2K)
Exhibit B         Stock Option Agreement (CDnow)
Exhibit C         Stockholder Support Agreement (N2K)
Exhibit D         Stockholder Support Agreement (CDnow)
Exhibit E         Form of Articles of Incorporation of NewCo
Exhibit F         Form of Bylaws of NewCo
Exhibit G         Form of N2K Affiliate Agreement
Exhibit H         Form of CDnow Affiliate Agreement
Exhibit I         Employment Agreement for Jason Olim
Exhibit J         Employment Agreement for Jonathan Diamond

       CROSS REFERENCE

TERMS                                                                                               IN AGREEMENT
-----                                                                                               ------------
                            TABLES OF DEFINED TERMS
       Acquisition Proposal........................................................................    34
       Affiliate...................................................................................    38
       Affiliate Agreement,........................................................................    38
       Affiliate Agreements........................................................................    38
       Agreement...................................................................................     1
       Alternative Transaction.....................................................................    53
       Bankruptcy and Equity Exception.............................................................    10
       CDnow.......................................................................................     1
       CDnow Balance Sheet.........................................................................    23
       CDnow Common Stock..........................................................................     5
       CDnow Director..............................................................................    42
       CDnow Disclosure Schedule...................................................................    20
       CDnow Employees.............................................................................    45
       CDnow Exchange Ratio........................................................................     5
       CDnow Material Adverse Effect...............................................................    20
       CDnow Material Contracts....................................................................    26
       CDnow Merger................................................................................     3
       CDnow SEC Reports...........................................................................    23
       CDnow Stock Option..........................................................................    38
       CDnow Stock Option Agreement................................................................     1
       CDnow Stock Plans...........................................................................    21
       CDnow Stockholder Support Agreement.........................................................     1
       CDnow Stockholders' Meeting.................................................................    19
       CDnow Sub...................................................................................     2
       CDnow Surviving Corporation.................................................................     3
       Certificate of Merger.......................................................................     3
       Certificates................................................................................     6
       Certificates of Merger......................................................................     3
       Closing.....................................................................................     3
       Closing Date................................................................................     3
       Code........................................................................................     2
       Confidentiality Agreements..................................................................    34
       DGCL........................................................................................     2
       Effective Time..............................................................................     3
       Environmental Law...........................................................................    16
       Exchange Act................................................................................    11
       Exchange Agent..............................................................................     6
       Exchange Fund...............................................................................     6
       Fee Payment Date............................................................................    51
       Governmental Entity.........................................................................    11
       Hazardous Substance.........................................................................    16

       CROSS REFERENCE

TERMS                                                                                                 IN AGREEMENT
-----                                                                                                 ------------
       HSR Act.....................................................................................   11
       Indemnified Parties.........................................................................   40
       IRS.........................................................................................   13
       Joint Proxy Statement/Prospectus............................................................   19
       Material Contract...........................................................................   14
       Mergers.....................................................................................    3
       N2K.........................................................................................    1
       N2K Balance Sheet...........................................................................   12
       N2K Common Stock............................................................................    4
       N2K Director................................................................................   42
       N2K Disclosure Schedule.....................................................................    8
       N2K Employees...............................................................................   45
       N2K Exchange Ratio..........................................................................    5
       N2K Material Adverse Effect.................................................................    9
       N2K Material Contracts......................................................................   14
       N2K Merger..................................................................................    2
       N2K Preferred Stock.........................................................................    9
       N2K SEC Reports.............................................................................   11
       N2K Stock Option............................................................................   38
       N2K Stock Option Agreement..................................................................    1
       N2K Stock Plans.............................................................................    9
       N2K Stockholder Support Agreement...........................................................    1
       N2K Stockholders' Meeting...................................................................   19
       N2K Sub.....................................................................................    2
       N2K Surviving Corporation...................................................................    3
       Nasdaq......................................................................................    7
       NewCo.......................................................................................    1
       NewCo Common Stock..........................................................................    5
       Order.......................................................................................   37
       Outside Date................................................................................   49
       PBCL........................................................................................    3
       Registration Statement......................................................................   19
       SEC.........................................................................................   11
       Securities Act..............................................................................    8
       Stock Option Agreements.....................................................................    1
       Superior Proposal...........................................................................   34
       Surviving Corporations......................................................................    3
       Tax.........................................................................................   12
       Taxes.......................................................................................   13
       Taxes,......................................................................................   12
       Third Party.................................................................................   34
       Transfer Taxes..............................................................................   44

                         AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 22, 1998, by and among N2K Inc., a Delaware corporation ("N2K"), CDnow, Inc., a Pennsylvania corporation ("CDnow"), and Exit 8 Holding Company, a newly-formed Pennsylvania corporation with nominal capitalization, one-half of the issued and outstanding capital stock of which is owned by each of N2K and CDnow ("NewCo").

         WHEREAS, the Boards of Directors of N2K and CDnow deem it advisable and in the best interests of each corporation and its respective stockholders that N2K and CDnow combine in a "merger of equals" in order to advance the interests of N2K and CDnow and their respective stockholders;

         WHEREAS, the combination of N2K and CDnow shall be effected by the terms of this Agreement through (i) a merger of a wholly-owned subsidiary of NewCo with and into N2K and (ii) a merger of another wholly-owned subsidiary of NewCo with and into CDnow, such that N2K and CDnow become wholly-owned subsidiaries of NewCo and the stockholders of N2K and CDnow become stockholders of NewCo;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of N2K's and CDnow's willingness to enter into this Agreement, N2K and CDnow have entered into (i) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "N2K Stock Option Agreement"), pursuant to which CDnow has granted N2K an option to purchase shares of common stock of CDnow under certain circumstances, and (ii) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit B (the "CDnow Stock Option Agreement" and, together with the N2K Stock Option Agreement, the "Stock Option Agreements"), pursuant to which N2K has granted CDnow an option to purchase shares of common stock of N2K under certain circumstances;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to N2K's willingness to enter into this Agreement, a stockholder of CDnow has entered into a Stockholder Support Agreement with N2K, dated as of the date of this Agreement and attached hereto as Exhibit C (the "CDnow Stockholder Support Agreement"), pursuant to which such stockholder has agreed, among other things, to vote all voting securities of CDnow beneficially owned by him in favor of approval and adoption of the Agreement and the CDnow Merger (as defined in Section 1.3);

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to CDnow's willingness to enter into this Agreement, certain stockholders of N2K have entered into a Stockholder Support Agreement with CDnow, dated as of the date of this Agreement and attached hereto as Exhibit D (the "N2K Stockholder Support Agreement"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of N2K beneficially owned by them in favor of approval and adoption of the Agreement and the N2K Merger (as defined in Section 1.2);

         WHEREAS, for Federal income tax purposes, it is intended that (i) the N2K Merger (as defined in Section 1.2) shall qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or, taken together with the CDnow Merger (as defined in Section 1.3), as a transfer of property to NewCo by holders of N2K Common Stock (as defined in Section 2.1) described in Section 351 of the Code and (ii) the CDnow Merger shall qualify as a reorganization described in Section 368(a) of the Code and/or, taken together with the N2K Merger, as a transfer of property to NewCo by holders of CDnow Common Stock described in Section 351 of the Code; and

         WHEREAS, the Boards of Directors of N2K and CDnow have approved this Agreement, the Stock Option Agreements and the Stockholder Support Agreements.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and intending to be legally bound hereby, the parties agree as follows:


                                  ARTICLE I.

                                  THE MERGERS

         Section 1.1.  ARTICLES OF INCORPORATION AND BYLAWS OF NEWCO.
                       ----------------------------------------------
N2K and CDnow shall cause the Articles of Incorporation and Bylaws of NewCo to be amended prior to the Effective Time (as defined in Section 1.4) to be substantially in the forms of Exhibit E and Exhibit F hereto, respectively. From the date hereof until the Effective Time, N2K and CDnow shall consult with each other prior to causing or permitting NewCo to take any action and neither shall cause or permit NewCo to take any action inconsistent with the provisions of this Agreement without the written consent of the other.

         Section 1.2.  THE N2K MERGER.
                       ---------------
N2K and CDnow shall cause NewCo to form a wholly-owned subsidiary named N2K Acquisition Corp. ("N2K Sub") under the laws of the State of Delaware. N2K and CDnow will cause NewCo to cause N2K Sub to execute and deliver a joinder to this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), N2K Sub will merge with and into N2K (the "N2K Merger") at the Effective Time (as defined in Section 1.4). N2K Sub will be formed solely to facilitate the N2K Merger and will conduct no business or activity other than in connection with the N2K Merger.

         Section 1.3.  THE CDNOW MERGER.
                       -----------------

N2K and CDnow shall cause NewCo to form a wholly-owned subsidiary named CDnow Acquisition Corp. ("CDnow Sub") under the laws of the Commonwealth of Pennsylvania. N2K and CDnow will cause NewCo to cause CDnow Sub to execute and deliver a joinder to this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), CDnow Sub will merge with and into CDnow (the "CDnow Merger" and together with the N2K Merger, the "Mergers") at the Effective Time (as defined in Section 1.4). CDnow Sub will be formed solely to facilitate the CDnow Merger and will conduct no business or activity other than in connection with the CDnow Merger.

         Section 1.4.  EFFECTIVE TIME OF THE MERGERS.
                       ------------------------------
Subject to the provisions of this Agreement, a certificate or articles of merger with respect to each Merger in such form as is required by the relevant provisions of the DGCL and the PBCL, as the case may be, (individually, a "Certificate of Merger" with respect to one of the Mergers, and collectively with respect to both Mergers, the "Certificates of Merger") shall be duly prepared, executed and acknowledged and thereafter delivered to the secretaries of state of the State of Delaware and the Commonwealth of Pennsylvania, as the case may be, for filing, as provided in the DGCL and the PBCL, as early as practicable on the Closing Date (as defined in Section 1.5). Each Merger shall become effective at such time as is specified in the Certificate of Merger (the time at which both Mergers have become fully effective being hereinafter referred to as the "Effective Time").

         Section 1.5.  CLOSING.
                       --------
The closing of the Mergers (the "Closing") will take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by CDnow and N2K, which shall be no later than the second business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI (the "Closing Date"), unless another date is agreed to in writing by CDnow and N2K.

         Section 1.6.  EFFECT OF THE MERGERS.
                       ----------------------
As a result of the N2K Merger, the separate corporate existence of N2K Sub shall cease and N2K shall continue as the surviving corporation (the "N2K Surviving Corporation"). As a result of the CDnow Merger, the separate corporate existence of CDnow Sub shall cease and CDnow shall continue as the surviving corporation (the "CDnow Surviving Corporation" and together with the N2K Surviving Corporation, the "Surviving Corporations"). Upon becoming effective, the Mergers shall have the effects set forth in the DGCL and the PBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all properties, rights, privileges, powers and franchises of N2K and N2K Sub shall vest in the N2K Surviving Corporation, and all debts, liabilities and duties of N2K and N2K Sub shall become the debts, liabilities and duties of the N2K Surviving Corporation and (ii) all properties, rights, privileges, powers and franchises of CDnow and CDnow Sub shall vest in the CDnow Surviving Corporation, and all debts, liabilities and duties of CDnow and CDnow Sub shall become the debts, liabilities and duties of the CDnow Surviving Corporation.

         Section 1.7.  CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
                       --------------------------------------------------------
CORPORATIONS.
-------------
At the Effective Time, (i) the Certificate of Incorporation and Bylaws of the N2K Surviving Corporation shall be amended to be identical to the Certificate of Incorporation and Bylaws, respectively, of N2K Sub as in effect immediately prior to the Effective Time (except that the name of the N2K Surviving Corporation shall be N2K Inc.), in each case until duly amended in accordance with applicable law, and (ii) the Articles of Incorporation and Bylaws of the CDnow Surviving Corporation shall be amended to be identical to the Articles of Incorporation and Bylaws, respectively, of CDnow Sub as in effect immediately prior to the Effective Time (except that the name of the CDnow Surviving Corporation shall be CDnow Inc.), in each case until duly amended in accordance with applicable law.

         Section 1.8.  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATIONS.
                       -----------------------------------------------------

                  (a)   N2K SURVIVING CORPORATION. The directors of N2K Sub
                        -------------------------
immediately prior to the Effective Time shall be the initial directors of the N2K Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the N2K Surviving Corporation. The officers of N2K immediately prior to the Effective Time shall be the initial officers of the N2K Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the N2K Surviving Corporation.

                  (b)   CDNOW SURVIVING CORPORATION. The directors of CDnow
                        ---------------------------
Sub immediately prior to the Effective Time shall be the initial directors of the CDnow Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the CDnow Surviving Corporation. The officers of CDnow immediately prior to the Effective Time shall be the initial officers of the CDnow Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the CDnow Surviving Corporation.


                                ARTICLE II.

                           CONVERSION OF SECURITIES

         Section 2.1.  CONVERSION OF N2K CAPITAL STOCK.
                       --------------------------------
At the Effective Time, by virtue of the N2K Merger and without any action on the part of any of the parties hereto or the holders of any shares of Common Stock, par value $.001 per share, of N2K ("N2K Common Stock") or common stock of N2K
Sub:

                  (a)   Capital Stock of N2K Sub.  Each issued and outstanding
                        -------------------------
share of the common stock, par value $.01 per share, of N2K Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the N2K Surviving Corporation.

                  (b)   CANCELLATION OF TREASURY STOCK AND CDNOW-OWNED STOCK.
                        -----------------------------------------------------
All shares of N2K Common Stock that are owned by N2K as treasury stock and any shares of N2K Common Stock owned by CDnow or any wholly-owned Subsidiary (as defined in Section 3.1) of CDnow shall be canceled and retired and shall cease to exist and no stock of NewCo or other consideration shall be delivered in exchange therefor.

                  (c)   EXCHANGE RATIO FOR N2K COMMON STOCK. Subject to Section
                        ------------------------------------
2.4(e), each issued and outstanding share of N2K Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive 0.83 of a share (the "N2K Exchange Ratio") of Common Stock, no par value per share, of NewCo ("NewCo Common Stock"). All such shares of N2K Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of NewCo Common Stock and any cash in lieu of fractional shares of NewCo Common Stock to be issued or paid in consideration therefor, in each case upon the surrender of such certificate in accordance with Section 2.4 and without interest.

         Section 2.2.  CONVERSION OF CDNOW CAPITAL STOCK.
                       ----------------------------------
At the Effective Time, by virtue of the CDnow Merger and without any action on the part of any of the parties hereto or the holders of any shares of Common Stock, no par value per share, of CDnow ("CDnow Common Stock") or common stock of CDnow Sub:

                  (a)   CAPITAL STOCK OF CDNOW SUB. Each issued and outstanding
                        ---------------------------
share of the common stock, no par value, of CDnow Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value, of the CDnow Surviving Corporation.

                  (b)   CANCELLATION OF TREASURY STOCK AND N2K-OWNED STOCK. All
                        ---------------------------------------------------
shares of CDnow Common Stock that are owned by CDnow as treasury stock and any shares of CDnow Common Stock owned by N2K or any wholly-owned Subsidiary (as defined in Section 3.1) of N2K shall be canceled and retired and shall cease to exist and no stock of NewCo or other consideration shall be delivered in exchange therefor.

                  (c)   EXCHANGE RATIO FOR CDNOW COMMON STOCK. Subject to
                        --------------------------------------
Section 2.4(e), each issued and outstanding share of CDnow Common Stock (other than shares to be canceled in accordance with Section 2.2(b)) shall be converted into the right to receive one share (the "CDnow Exchange Ratio") of NewCo Common Stock. All such shares of CDnow Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of NewCo Common Stock, in each case upon the surrender of such certificate in accordance with Section 2.4 and without interest.

         Section 2.3.  CANCELLATION OF NEWCO STOCK.
                       ----------------------------
At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of any capital stock of N2K, CDnow or NewCo, each share of NewCo Common Stock issued and outstanding immediately prior to the Effective Time shall be surrendered and canceled, and the amount paid by N2K and CDnow for the shares of NewCo Common Stock held by them shall be returned by NewCo to them.

         Section 2.4.  EXCHANGE OF CERTIFICATES.
                       -------------------------
The procedures for exchanging certificates which prior to the Effective Time represented shares of N2K Common Stock and CDnow Common Stock for certificates representing NewCo Common Stock pursuant to the Mergers are as follows:

                  (a)   EXCHANGE AGENT. As of the Effective Time, NewCo shall
                        --------------
deposit with a bank or trust company designated by CDnow and N2K (the "Exchange Agent"), for the benefit of the holders of shares of N2K Common Stock and shares of CDnow Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 2.4, through the Exchange Agent, certificates representing the shares of NewCo Common Stock and, with respect to shares of N2K Common Stock, cash in lieu of fractional shares (such shares of NewCo Common Stock and cash in lieu of fractional shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), issuable pursuant to Sections 2.1 and 2.2 in exchange for shares of N2K Common Stock and CDnow Common Stock, respectively, outstanding immediately prior to the Effective Time.

                  (b)   EXCHANGE PROCEDURES. As soon as reasonably practicable
                        --------------------
after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of N2K Common Stock or CDnow Common Stock (collectively, the "Certificates") whose shares were converted pursuant to
Section 2.1 or Section 2.2 into the right to receive shares of NewCo Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as N2K and CDnow may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of NewCo Common Stock (plus cash in lieu of fractional shares, if any, of NewCo Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by NewCo, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of NewCo Common Stock, the amount of any cash payable in lieu of fractional shares of NewCo Common Stock (with respect to shares of N2K Common Stock), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of N2K Common Stock or CDnow Common Stock prior to the Effective Time which is not registered in the transfer records of N2K or CDnow, respectively, a certificate representing the number of shares of NewCo Common Stock issuable and any amounts payable in accordance with this Agreement may be issued and paid to a transferee if the Certificate representing such N2K Common Stock or CDnow Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                  (c)   DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No
                        -------------------------------------------------
amount in respect of dividends or other distributions declared or made after the Effective Time with respect to NewCo Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of NewCo Common Stock the holder thereof is entitled to receive in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate to NewCo in accordance herewith. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of NewCo Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of NewCo Common Stock to which such holder is entitled pursuant to subsection (e) below.

                  (d)   NO FURTHER OWNERSHIP RIGHTS IN N2K COMMON STOCK AND
                        ---------------------------------------------------
CDNOW COMMON STOCK. All shares of NewCo Common Stock issued upon the surrender
-------------------
for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of N2K Common Stock or CDnow Common Stock theretofore represented by such Certificates. Immediately prior to and all times after the Effective Time there shall be no further registration of transfers on the stock transfer books of the N2K Surviving Corporation or the CDnow Surviving Corporation, as the case may be, of the shares of N2K Common Stock or CDnow Common Stock, respectively, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to one of the Surviving Corporations or NewCo for any reason, such Certificates shall be canceled and exchanged as provided in this Section 2.4.

                  (e)   NO FRACTIONAL SHARES. No certificate or scrip
                        ---------------------
representing fractional shares of NewCo Common Stock shall be issued upon the surrender for exchange of Certificates representing shares of N2K Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of NewCo. Notwithstanding any other provision of this Agreement, each record holder of shares of N2K Common Stock outstanding immediately prior to the Effective Time exchanged pursuant to the N2K Merger who would otherwise have been entitled to receive a fraction of a share of NewCo Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of NewCo Common Stock multiplied by the last per share sales price of NewCo Common Stock (as reported on the Nasdaq National Market (the "Nasdaq")) on the closing of the first day of regular-way trading of NewCo Common Stock on the Nasdaq after the Effective Time.

                  (f)   TERMINATION OF EXCHANGE FUND. Any portion of the
                        -----------------------------
Exchange Fund which remains undistributed to the former stockholders of N2K or CDnow for 180 days after the Effective Time shall be delivered to NewCo upon demand, and any former stockholder of N2K or CDnow who has not previously complied with this Section 2.4 shall thereafter look only to NewCo for payment of such former stockholder's claim for NewCo Common Stock, any cash in lieu of fractional shares of NewCo Common Stock and any amounts in respect of dividends or distributions with respect to NewCo Common Stock.

                  (g)   NO LIABILITY. None of N2K, CDnow, NewCo or the Exchange
                        -------------
Agent shall be liable to any holder of shares of N2K Common Stock or CDnow Common Stock, as the case may be, for any shares of NewCo Common Stock (or cash in lieu of fractional shares of NewCo Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h)   WITHHOLDING RIGHTS. NewCo and each of the Surviving
                        -------------------
Corporations shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates which prior to the Effective Time represented shares of N2K Common Stock or CDnow Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by NewCo or one of the Surviving Corporations, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of N2K Common Stock or CDnow Common Stock, as the case may be, in respect of which such deduction and withholding was made.

                  (i)   LOST CERTIFICATES. If any Certificate shall have been
                        ------------------
lost, stolen or destroyed, upon the making of an affidavit of that fact in form and substance satisfactory to NewCo and the Exchange Act by the person claiming such Certificate to be lost, stolen or destroyed and, if required by NewCo or one of the Surviving Corporations, the posting by such person of a bond in such reasonable amount as NewCo or such Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of NewCo Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of NewCo Common Stock deliverable in respect thereof pursuant to this Agreement.

                  (j)   AFFILIATES.  Notwithstanding anything herein to the
                        -----------
contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 5.12) of

N2K or CDnow shall not be exchanged until (i) NewCo has received an Affiliate Agreement (as defined in Section 5.12) from such Affiliate or (ii) until the date as such shares of NewCo Common Stock are freely tradable without violating the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act").


                               ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF N2K

         N2K represents and warrants to CDnow that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by N2K to CDnow on or before the date of this Agreement (the "N2K Disclosure Schedule").

         Section 3.1.  ORGANIZATION OF N2K.
                       --------------------
Each of N2K and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of N2K and its Subsidiaries, taken as a whole (a "N2K Material Adverse Effect"). A true and correct copy of the Certificate of Incorporation and Bylaws of N2K and each of its Subsidiaries has been delivered to CDnow. Except as set forth in N2K SEC Reports (as defined in Section 3.4) filed prior to the date hereof, neither N2K nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in N2K or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding
(i) securities in any publicly traded company held for investment by N2K and comprising less than five percent (5%) of the outstanding stock of such company and (ii) any investment or series of related investments with a book value of less than $1 million. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the economic interests in such partnership) or
(ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         Section 3.2.   N2K CAPITAL STRUCTURE.
                        ----------------------

                  (a) The authorized capital stock of N2K consists of 100,000,000 shares of N2K Common Stock and 40,000,000 shares of preferred stock, par value $.001 per share ("N2K Preferred Stock"). As of the date hereof, (i) 14,207,179 shares of N2K Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of N2K Common Stock were held in the treasury of N2K or by Subsidiaries of N2K and (iii) no shares of N2K Preferred Stock were issued and outstanding. Section 3.2(a) of the N2K Disclosure Schedule shows the number of shares of N2K Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof and the plans under which such options were granted (collectively, the "N2K Stock Plans"). There are no obligations, contingent or otherwise, of N2K or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of N2K Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business and other than any obligation the failure of which to perform or satisfy would not have a N2K Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests of each of N2K's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by N2K or another Subsidiary of N2K free and clear of all security interests, liens, claims, pledges, agreements, limitations in N2K's voting rights, charges or other encumbrances of any nature.

                  (b) Except as set forth in this Section 3.2 or as reserved for future grants of options under the N2K Stock Plans or the CDnow Stock Option Agreement and the options and warrants described in Section 3.2(b) of the N2K Disclosure Schedule, (i) there are no shares of capital stock of any class of N2K, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which N2K or any of its Subsidiaries is a party or by which it is bound obligating N2K or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests of N2K or any of its Subsidiaries or obligating N2K or any of its Subsidiaries to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the best knowledge of N2K, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of N2K. All shares of N2K Common Stock subject to issuance as specified in this Section 3.2 are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

         Section 3.3.  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                       -----------------------------------------------------

                  (a) N2K has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and, subject to obtaining any necessary stockholder approval of this Agreement, to consummate the transactions contemplated by this Agreement and the Stock Option Agreements. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated by this Agreement and the Stock Option Agreements by N2K have been duly authorized by all necessary corporate action on the part of N2K, subject only to the approval and adoption of this Agreement and the N2K Merger by N2K's stockholders under the DGCL. This Agreement and the Stock Option Agreements have been duly executed and delivered by N2K and constitute the valid and binding obligations of N2K, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                  (b) The execution and delivery of this Agreement and the Stock Option Agreements by N2K does not, and the consummation of the transactions contemplated by this Agreement and the Stock Option Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of N2K or any of its Subsidiaries,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which N2K or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to N2K or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a N2K Material Adverse Effect or (y) would not substantially impair or delay the consummation of the N2K Merger.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to N2K or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) any required filing of a pre- merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the expiration or termination of any applicable waiting period under the HSR Act, (iii) the filing of a Certificate of Merger with respect to the N2K Merger with the Delaware Secretary of State, (iv) the filing of the Joint Proxy

Statement/Prospectus (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and the Securities Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not (x) be reasonably likely to have a N2K Material Adverse Effect or (y) substantially impair or delay the consummation of the N2K Merger.

         Section 3.4.  SEC FILINGS; FINANCIAL STATEMENTS.
                       ---------------------------------

                  (a) N2K has filed and made available to CDnow all forms, reports and documents required to be filed by N2K with the SEC since October 17, 1997 (collectively, the "N2K SEC Reports"). The N2K SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such N2K SEC Reports or necessary in order to make the statements in such N2K SEC Reports, in the light of the circumstances under which they were made, not misleading. None of N2K's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) of N2K contained in the N2K SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of N2K and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The balance sheet of N2K as of June 30, 1998 is referred to herein as the "N2K Balance Sheet."

         Section 3.5.  NO UNDISCLOSED LIABILITIES.
                       --------------------------

     Except as disclosed in the N2K SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since June 30, 1998 in the ordinary course of business consistent with past practices, N2K and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, of the type required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due, which individually or in the aggregate are reasonably likely to have a N2K Material Adverse Effect.

         Section 3.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.
                       ------------------------------------

     Except as disclosed in the N2K SEC Reports filed prior to the date hereof, since the date of the N2K Balance Sheet, N2K and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a N2K Material Adverse Effect (other than events, developments, states of affairs or conditions that are the effect or result of actions taken by CDnow or economic factors affecting the economy as a whole or the industry in which N2K competes); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to N2K or any of its Subsidiaries which is reasonably likely to have a N2K Material Adverse Effect; (iii) any material change by N2K in its accounting methods, principles or practices to which CDnow has not previously consented in writing;
(iv) any revaluation by N2K of any of its assets which is reasonably likely to have a N2K Material Adverse Effect; or (v) any other action or event that would have required the consent of CDnow pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement other than such actions or events that, individually or in the aggregate, have not had or are not reasonably likely to have a N2K Material Adverse Effect.

         Section 3.7.  TAXES.
                       -----

                  (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

                  (b) N2K and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to have a N2K Material Adverse Effect. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of N2K, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a N2K Material Adverse Effect. N2K and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to have a N2K Material Adverse Effect. Neither N2K nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such election that shall not have a N2K Material Adverse Effect. There are no liens for Taxes upon the assets of N2K or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to have a N2K Material Adverse Effect.

                  (c) Neither N2K nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) other than a group the common parent of which is or was N2K or any Subsidiary of N2K.

                  (d) Neither N2K nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to have a N2K Material Adverse Effect.

                  (e) Neither N2K nor any of its subsidiaries (i) has agreed to or is required to make any adjustments pursuant to Section 481 of the Code; (ii) has knowledge that the IRS has proposed any such adjustment or a change in accounting method with respect to such entity; or (iii) has an application pending with the IRS or any other taxing authority requesting permission for any change in accounting method.

                  (f) Neither N2K nor any of its subsidiaries was, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

         Section 3.8.   PROPERTIES.
                        ----------

                  (a) Neither N2K nor any of its Subsidiaries is in default under any leases for real property leased by N2K or any of its Subsidiaries, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a N2K Material Adverse Effect.

                  (b) With respect to each item of real property that N2K or any of its Subsidiaries owns, except for such matters that, individually or in the aggregate, are not reasonably likely to have a N2K Material Adverse
Effect: (i) N2K or its Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (ii) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

         Section 3.9.  INTELLECTUAL PROPERTY.
                       ---------------------

     N2K (or one or more of its Subsidiaries) owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are presently employed by N2K or necessary to conduct the business of N2K as currently conducted, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a N2K Material Adverse Effect. Neither N2K nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent and proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of N2K or any of its Subsidiaries.

         Section 3.10. AGREEMENTS, CONTRACTS AND COMMITMENTS.
                       -------------------------------------

                  (a) Neither N2K nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any Material Contract ("N2K Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a N2K Material Adverse Effect. Each N2K Material Contract that has not expired by its terms is in full force and effect. For purposes of this Agreement, the term "Material Contract" means, in the case of N2K or CDnow, any contract, agreement or commitment that (i) provides for the cash payment, equivalent equity outlay or provision of services (A) in an amount greater than $50,000 per annum (or, in the case of contracts, agreements or commitments related to N2K's Encoded Music Business, $10,000) or (B) $150,000 over the term of the agreement or (ii) establishes any form of exclusivity restriction on such party for the calendar year 1999 and/or thereafter. Each N2K Material Contract is listed on Section
3.10 of the N2K Disclosure Schedule and each N2K Material Contract that relates to N2K's Encoded Music business is separately identified on Section 3.10 of the N2K Disclosure Schedule.

                  (b) Without limiting Section 3.10(a), each of the N2K Material Contracts to which N2K or any of its Subsidiaries is a party (i) is valid and binding in accordance with its terms and is in full force and effect,
(ii) neither N2K nor any of its

Subsidiaries is in default in any material respect thereof, nor does any condition exist that with notice or lapses of time or both would constitute a material default thereunder, and (iii) no party has given any written or (to the knowledge of N2K) oral notice of termination or cancellation thereof or that such party intends to assert a breach thereof, or seek to terminate or cancel, any such agreement, contract or lease, in each case as a result of the transactions contemplated hereby, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a N2K Material Adverse Effect.

                  (c) The execution and delivery of this Agreement by N2K does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require the consent or waiver under, any of the material terms, conditions or provisions of the N2K Material Contracts identified on Section 3.10(c) of the N2K Disclosure Schedule.

         Section 3.11.  LITIGATION.
                        ----------

                  (a) Except as described in the N2K SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against N2K or any of its Subsidiaries pending or as to which N2K or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a N2K Material Adverse Effect or a material adverse effect on the ability of N2K to consummate the transactions contemplated by this Agreement.

                  (b) The litigation referred to on Section 3.11(b) of the N2K Disclosure Schedule is covered (subject to deductibles, limitations, retentions and restrictions contained therein) by N2K's director and officer insurance policies. N2K has provided to CDnow copies of all correspondence with the insurance carriers with respect to such litigation.

         Section 3.12. ENVIRONMENTAL MATTERS.
                       ---------------------

                  (a) To the knowledge of N2K and except as disclosed in the N2K SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a N2K Material Adverse Effect: (i) N2K and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by N2K and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c));
(iii) the properties formerly owned or operated by N2K or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by N2K or any of its Subsidiaries; (iv) neither N2K nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither N2K nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither N2K nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that N2K or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither N2K nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving N2K or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of N2K or any of its Subsidiaries pursuant to any Environmental Law.

                  (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         Section 3.13. EMPLOYEE BENEFIT PLANS.
                       ----------------------

                  (a) Section 3.13 of the N2K Disclosure Schedule contains a complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employment and severance agreements, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs, policies and agreements, written or otherwise, in each case that is sponsored, maintained, contributed to or required to be contributed to by N2K or any of its Subsidiaries or any trade or business (whether or not incorporated) which, together with N2K or any of its Subsidiaries, would be deemed a "single employer" under Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which N2K, any of its Subsidiaries or any ERISA Affiliate is a party for the benefit of any current or former employee, consultant, director or independent contractor of N2K or any of its Subsidiaries (together, the "N2K Employee Plans").

                  (b) N2K has delivered or made available to CDnow: (i) accurate and complete copies of all N2K Employee Plan documents and any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten N2K Employee Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all N2K Employee Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all N2K Employee Plans (for which annual reports are required) prepared within the last two years.

                  (c) All N2K Employee Plans conform in all material respects to, and are being administered and operated in all material respects in compliance with, the requirements of ERISA, the Code and all other applicable laws, including applicable laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the N2K Employee Plans that could subject N2K or any of its Subsidiaries to any penalties or taxes imposed under the Code or ERISA.

                  (d) Except as set forth in the N2K Disclosure Schedule, any N2K Employee Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption in any material respect, or result in the imposition of material excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any N2K Employee Plan.

                  (e) Except as set forth in the N2K Disclosure Schedule, neither N2K, any of its Subsidiaries nor any ERISA Affiliate (i) has or at any time in the past has had a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) or (ii) has or at any time in the past has had any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

                  (f) There are no pending or, to the knowledge of N2K or any of its Subsidiaries, threatened claims by or on behalf of any N2K Employee Plan, or by or on behalf of any individual participants or beneficiaries of any N2K Employee Plan, alleging any breach of fiduciary duty on the part of N2K or any of its Subsidiaries or any of the officers, directors or employees of N2K or any of its Subsidiaries under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To the knowledge of N2K or any of its Subsidiaries, the N2K Employee Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                  (g) With respect to any N2K Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "N2K Welfare Plan"), (i) each N2K Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in compliance in all material respects with all applicable requirements pertaining to such deduction and (ii) any N2K Employee Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied in all material respects, with all of the requirements of ERISA and
Section 4980B of the Code. No welfare benefit fund (within the meaning of Section 419(e)(1) of the Code) or voluntary employees' beneficiary association (within the meaning of 501(c)(9) of the Code) has been established or maintained in connection with a N2K Welfare Plan.

                  (h) Except as disclosed in the N2K Disclosure Schedule or N2K SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, the execution of this Agreement and the performance of the transactions contemplated hereunder will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any N2K Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of N2K or any of its Subsidiaries. No payments or benefits under any N2K Employee Plan or other agreement of N2K would result in an "excess parachute payment" under Section 280G of the Code that would cause a loss of tax deduction that would be material.

         Section 3.14. COMPLIANCE WITH LAWS.
                       --------------------

     N2K has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a N2K Material Adverse Effect.

         Section 3.15. TAX MATTERS.
                       -----------

                  (a) To the best knowledge of N2K, after consulting with its tax advisors, neither N2K nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would prevent the N2K Merger from qualifying as a reorganization described in Section 368(a) of the Code and/or, taken together with the CDnow Merger, as a transfer of property to NewCo by holders of N2K Common Stock described in Section 351 of the Code. Except as contemplated by the N2K Option Agreement, neither N2K nor any of its Subsidiaries owns any shares of CDnow Common Stock or other securities convertible into shares of CDnow Common Stock (exclusive of any shares owned by N2K's employee benefit plans).

                  (b) To the best knowledge of N2K, the stockholders of N2K as a group have no present plan, intention or arrangement to sell or otherwise dispose of such number of the shares of NewCo Common Stock received in the N2K Merger as would reduce their ownership in NewCo Common Stock to a number of shares having a value, as of the date of the N2K Merger, of less than eighty percent (80%) of the value of all the formerly outstanding stock of N2K as of the same date.

         Section 3.16. REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.
                       --------------------------------------------------------

     The information to be supplied by N2K for inclusion or incorporation by reference in the registration statement on Form S-4 pursuant to which shares of NewCo Common Stock issued in the Mergers will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by N2K for inclusion or incorporation by reference in the joint proxy statement/prospectus to be sent to the stockholders of CDnow and N2K in connection with the meeting of N2K's stockholders (the "N2K Stockholders' Meeting") and the meeting of CDnow's stockholders (the "CDnow Stockholders' Meeting") to consider this Agreement and the Mergers (the "Joint Proxy Statement/Prospectus") shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of N2K or CDnow, at the time of the N2K Stockholders' Meeting and the CDnow Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the N2K Stockholders' Meeting or the CDnow Stockholders' Meeting which has become false or misleading.

         Section 3.17.  LABOR MATTERS.
                        -------------

     Except as disclosed in the N2K SEC Reports filed prior to the date hereof, neither N2K nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is N2K or any of its Subsidiaries the subject of any material proceeding asserting that N2K or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of N2K, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving N2K or any of its Subsidiaries.

         Section 3.18.  INSURANCE.
                        ---------

     All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by N2K or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of N2K and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a N2K Material Adverse Effect. N2K has maintained such policies on a continuous basis since January 1996.

         Section 3.19.  OPINION OF FINANCIAL ADVISOR.
                        ----------------------------

     The financial advisor of N2K, Allen & Company, Incorporated, has delivered to N2K an opinion dated the date of this Agreement to the effect that the N2K Exchange Ratio is fair to the holders of N2K Common Stock from a financial point of view.

         Section 3.20.  NO EXISTING DISCUSSIONS.
                        -----------------------

     As of the date hereof, N2K is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.3).

         Section 3.21.  SECTION 203 OF THE DGCL NOT APPLICABLE.
                        --------------------------------------

     The restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in DGCL Section 203) will not apply to the authorization, execution, delivery and performance of this Agreement or the Stock Option Agreements by N2K or the Stockholder Support Agreement by the parties thereto or the consummation of the N2K Merger by N2K. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to N2K or (by reason of N2K's participation therein) the N2K Merger or the other transactions contemplated by this Agreement.

                                ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF CDNOW

         CDnow represents and warrants to N2K that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by CDnow to N2K on or before the date of this Agreement (the "CDnow Disclosure Schedule").

         Section 4.1.  ORGANIZATION OF CDNOW.
                       ---------------------

     Each of CDnow and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of CDnow and its Subsidiaries, taken as a whole (a "CDnow Material Adverse Effect"). A true and correct copy of the Certificate of Incorporation and Bylaws of CDnow and each of its Subsidiaries has been delivered to N2K. Except as set forth in the CDnow SEC Reports (as defined in Section 4.4) filed prior to the date hereof, neither CDnow nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in CDnow or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding (i) securities in any publicly traded company held for investment by CDnow and comprising less than five percent (5%) of the outstanding stock of such company and (ii) any investment or series of related investments with a book value of less than $1 million.

         Section 4.2.  CDNOW CAPITAL STRUCTURE.
                       -----------------------

                  (a) The authorized capital stock of CDnow consists of 50,000,000 shares of CDnow Common Stock and 20,000,000 shares of preferred stock, no par value ("N2K Preferred Stock") As of the date hereof, (i) 17,674,405 shares of CDnow Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of CDnow Common Stock were held in the treasury of CDnow or by Subsidiaries of CDnow and
(iii) no shares of CDnow Preferred Stock were issued and outstanding. Section 4.2(a) of the CDnow Disclosure Schedule shows the number of shares of CDnow Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof and the plans under which such options were granted (collectively, the "CDnow Stock Plans"). There are no obligations, contingent or otherwise, of CDnow or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of CDnow Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business and other than any obligation the failure of which to perform or satisfy would not have a CDnow Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests of each of CDnow's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by CDnow or another Subsidiary of CDnow free and clear of all security interests, liens, claims, pledges, agreements, limitations in CDnow's voting rights, charges or other encumbrances of any nature.

                  (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the CDnow Stock Plans or the N2K Stock Option Agreement and the options and warrants described in Section 4.2(b) of the CDnow Disclosure Schedule, (i) there are no shares of capital stock of any class of CDnow, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which CDnow or any of its Subsidiaries is a party or by which it is bound obligating CDnow or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests of CDnow or any of its Subsidiaries or obligating CDnow or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the best knowledge of CDnow, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of CDnow. All shares of CDnow Common Stock subject to issuance as specified in this Section 4.2 are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

         Section 4.3.  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                       -----------------------------------------------------

                  (a) CDnow has all requisite corporate power and authority to enter into this Agreement, the Stock Option Agreements and, subject to obtaining any necessary stockholder approval of this agreement to consummate the transactions contemplated by this Agreement, the Stock Option Agreements. The execution and delivery of this Agreement, the Stock Option Agreements and the consummation of the transactions contemplated by this Agreement, the Stock Option Agreements by CDnow have been duly authorized by all necessary corporate action on the part of CDnow, subject only to the approval and adoption of this Agreement and the CDnow Merger by CDnow's stockholders under the PBCL and the DGCL. This Agreement, the Stock Option Agreements and the Stockholder Support Agreement have been duly executed and delivered by CDnow and constitute the valid and binding obligations of CDnow, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

                  (b) The execution and delivery of this Agreement and the Stock Option Agreements by CDnow does not, and the consummation of the transactions contemplated by this Agreement, the Stock Option Agreements and the Stockholder Support Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of CDnow or any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which CDnow or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CDnow or any of its Subsidiaries or any of its or their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a CDnow Material Adverse Effect or (y) would not substantially impair or delay the consummation of the CDnow Merger.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CDnow or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the expiration or termination of the waiting period under the HSR Act, (iii) the filing of Articles of Merger with respect to the CDnow Merger with the Pennsylvania Secretary of State, (iv) the filing of the Joint Proxy Statement/ Prospectus with the SEC in accordance with the Exchange Act and the Securities Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not (x) be reasonably likely to have a CDnow Material Adverse Effect or (y) substantially impair or delay the consummation of the CDnow Merger.

         Section 4.4.  SEC FILINGS; FINANCIAL STATEMENTS.
                       ---------------------------------

                  (a) CDnow has filed and made available to N2K all forms, reports and documents required to be filed by CDnow with the SEC since February 9, 1998 (collectively, the "CDnow SEC Reports"). The CDnow SEC Reports
(i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CDnow SEC Reports or necessary in order to make the statements in such CDnow SEC Reports, in the light of the circumstances under which they were make, not misleading. None of CDnow's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) of CDnow contained in the CDnow SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of CDnow and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The balance sheet of CDnow as of June 30, 1998 is referred to herein as the "CDnow Balance Sheet."

         Section 4.5.  NO UNDISCLOSED LIABILITIES.
                       --------------------------

     Except as disclosed in the CDnow SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since June 30, 1998 in the ordinary course of business consistent with past practices, CDnow and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, of the type required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a CDnow Material Adverse Effect.

         Section 4.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.
                       ------------------------------------

     Except as disclosed in the CDnow SEC Reports filed prior to the date hereof, since the date of the CDnow Balance Sheet, CDnow and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or which is reasonably likely to have a CDnow Material Adverse Effect (other than events, developments, states of affairs or conditions that are the effect or result of actions taken by N2K or economic factors affecting the economy as a whole or the industry in which CDnow competes); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to CDnow or any of its Subsidiaries which is reasonably likely to have a CDnow Material Adverse Effect; (iii) any material change by CDnow in its accounting methods, principles or practices to which N2K has not previously consented in writing; (iv) any revaluation by CDnow of any of its assets which is reasonably likely to have a CDnow Material Adverse Effect; or (v) any other action or event that would have required the consent of N2K pursuant to Section
5.1 of this Agreement had such action or event occurred after the date of this Agreement, other than such actions or events that, individually or in the aggregate, have not had or are not reasonably likely to have a CDnow Material Adverse Effect.

         Section 4.7.  TAXES.
                       -----

                  (a) CDnow and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports, required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and
(iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to have a CDnow Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of CDnow, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a CDnow Material Adverse Effect. CDnow and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to have a CDnow Material Adverse Effect. Neither CDnow nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such election that shall not have a CDnow Material Adverse Effect. There are no liens for Taxes upon the assets of CDnow or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to have a CDnow Material Adverse Effect.

                  (b) Neither CDnow nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) other than a group the common parent of which is or was CDnow or any Subsidiary of CDnow.

                  (c) Neither CDnow nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to have an CDnow Material Adverse Effect.

                  (d) Neither CDnow nor any of its subsidiaries (i) has agreed to or is required to make any adjustments pursuant to Section 481 of the Code; (ii) has knowledge that the IRS has proposed any such adjustment or a change in accounting method with respect to such entity; or (iii) has an application pending with the IRS or any other taxing authority requesting permission for any change in accounting method.

                  (e) Neither CDnow nor any of its subsidiaries was, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

         Section 4.8.  PROPERTIES.
                       ----------

                  (a) Neither CDnow nor any of its Subsidiaries is in default under any leases for real property leased by CDnow or any of its Subsidiaries, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a CDnow Material Adverse Effect.

                  (b) With respect to each item of real property that CDnow or any of its Subsidiaries owns, except for such matters that, individually or in the aggregate, are not reasonably likely to have a CDnow Material Adverse Effect: (i) CDnow or its Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (ii) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

         Section 4.9.  INTELLECTUAL PROPERTY.
                       ---------------------

     CDnow (or one or more of its Subsidiaries) owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of CDnow as currently conducted, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a CDnow Material Adverse Effect. Neither CDnow nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent and proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of CDnow or any of its Subsidiaries.

         Section 4.10.  AGREEMENTS; CONTRACTS AND COMMITMENTS.
                        -------------------------------------

                  (a) Neither CDnow nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any Material Contract ("CDnow Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a CDnow Material Adverse Effect. Each CDnow Material Contract that has not expired by its terms is in full force and effect. Each CDnow Material Contract is listed on Section 4.10 of the CDnow Disclosure Schedule.

                  (b) Without limiting Section 4.10(a), each of the CDnow Material Contracts to which CDnow is a party (i) is valid and binding in accordance with its terms and is in full force and effect, (ii) neither CDnow nor any of its Subsidiaries is in default in any material respect thereof, nor does any condition exist that with notice or lapses of time or both would constitute a material default thereunder, and (iii) no party has given any written or (to the knowledge of CDnow) oral notice of termination or cancellation thereof or that such party intends to assert a breach thereof, or seek to terminate or cancel, any such agreement, contract or lease, in each case as a result of the transactions contemplated hereby, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a CDnow Material Adverse Effect.

                  (c) The execution and delivery of this Agreement by CDnow does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require the consent or waiver under, any of the material terms, conditions or provisions of the CDnow Material Contracts identified on Section 4.10(c) of the CDnow Disclosure Schedule.

         Section 4.11.  LITIGATION.
                        ----------

     Except as described in the CDnow SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against CDnow pending or as to which CDnow has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a CDnow Material Adverse Effect or a material adverse effect on the ability of CDnow to consummate the transactions contemplated by this Agreement.

         Section 4.12.  ENVIRONMENTAL MATTERS.
                        ---------------------

     To the knowledge of CDnow and except as disclosed in the CDnow SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a CDnow Material Adverse
Effect: (i) CDnow and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by CDnow and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by CDnow or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by CDnow or any of its Subsidiaries; (iv) neither CDnow nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither CDnow nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither CDnow nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that CDnow or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither CDnow nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving CDnow or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of CDnow or any of its Subsidiaries pursuant to any Environmental Law.

         Section 4.13.  EMPLOYEE BENEFIT PLANS.
                        ----------------------

                  (a) Section 4.13 of the CDnow Disclosure Schedule contains a complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employment and severance agreements, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs, policies and agreements, written or otherwise, in each case that is sponsored, maintained, contributed to or required to be contributed to by CDnow or any of its Subsidiaries or any trade or business (whether or not incorporated) which, together with CDnow or any of its Subsidiaries, would be deemed a "single employer" under Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which CDnow, any of its Subsidiaries or any ERISA Affiliate is a party for the benefit of any current or former employee, consultant, director or independent contractor of CDnow or any of its Subsidiaries (together, the "CDnow Employee Plans").

                  (b) CDnow has delivered or made available to N2K: (i) accurate and complete copies of all CDnow Employee Plan documents and any summary plan descriptions, summary annual reports and insurance contracts relating thereto,
(ii) accurate and complete detailed summaries of all unwritten CDnow Employee Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all CDnow Employee Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all CDnow Employee Plans (for which annual reports are required) prepared within the last two years.

               (c) All CDnow Employee Plans conform in all material respects to, and are being administered and operated in all material respects in compliance with, the requirements of ERISA, the Code and all other applicable laws, including applicable laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the CDnow Employee Plans that could subject CDnow or any of its Subsidiaries to any penalties or taxes imposed under the Code or ERISA.

               (d) Except as set forth in the CDnow Disclosure Schedule, any CDnow Employee Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption in any material respect, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any CDnow Employee Plan.

               (e) Except as set forth in the CDnow Disclosure Schedule, neither CDnow, any of its Subsidiaries nor any ERISA Affiliate (i) has or at any time in the past has had a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) or (ii) has or at any time in the past has had any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

               (f) There are no pending or, to the knowledge of CDnow or any of its Subsidiaries, threatened claims by or on behalf of any CDnow Employee Plan, or by or on behalf of any individual participants or beneficiaries of any CDnow Employee Plan, alleging any breach of fiduciary duty on the part of CDnow or any of its Subsidiaries or any of the officers, directors or employees of CDnow or any of its Subsidiaries under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To the knowledge of CDnow or any of its Subsidiaries, the CDnow Employee Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the PBGC.

               (g) With respect to any CDnow Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "CDnow Welfare Plan"), (i) each CDnow Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in compliance in all material respects with all applicable requirements pertaining to such deduction and (ii) any CDnow Employee Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied in all material respects, with all of the requirements of ERISA and Section 4980B of the Code. No welfare benefit fund (within the meaning of Section 419(e)(1) of the Code) or voluntary employees' beneficiary association (within the meaning of 501(c)(9) of the Code) has been established or maintained in connection with a CDnow Welfare Plan.

               (h) Except as disclosed in the CDnow Disclosure Schedule or CDnow SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, the execution of this Agreement and the performance of the transactions contemplated hereunder will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any CDnow Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of CDnow or any of its Subsidiaries. No payments or benefits under any CDnow Employee Plan or other agreement of CDnow would result in an "excess parachute payment" under Section 280G of the Code that would cause a loss of tax deduction that would be material.

     Section 4.14.  COMPLIANCE WITH LAWS
                    --------------------
 . CDnow has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a CDnow Material Adverse Effect.

     Section 4.15.  TAX MATTERS.
                    -----------
               (a) To the best knowledge of CDnow, after consulting with tax advisors, neither CDnow nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would prevent the CDnow Merger from qualifying as a reorganization described in Section 368(a) of the Code and/or, taken together with the N2K Merger, as a transfer of property to NewCo by holders of CDnow Common Stock described in Section 351 of the Code. Except as contemplated by the CDnow Option Agreement, neither CDnow nor any of its Subsidiaries owns any shares of N2K Common Stock or other securities convertible into shares of N2K Common Stock (exclusive of any shares owned by CDnow's employee benefit plans).

               (b) To the best knowledge of CDnow, the stockholders of CDnow as a group have no present plan, intention or arrangement to sell or otherwise dispose of such number of the shares of NewCo Common Stock received in the CDnow Merger as would reduce their ownership in NewCo Common Stock to a number of shares having a value, as of the date of the CDnow Merger, of less than eighty percent (80%) of the value of all the formerly outstanding stock of CDnow as of the same date.

     Section 4.16.  REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.
                    --------------------------------------------------------
The information to be supplied by CDnow for inclusion or incorporation by reference in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by CDnow for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of CDnow or N2K, at the time of the CDnow Stockholders' Meeting and the N2K Stockholder's Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the CDnow Stockholders' Meeting or the N2K Stockholders' Meeting which has become false or misleading.

     Section 4.17.  LABOR MATTERS.
                    -------------
Except as disclosed in the CDnow SEC Reports filed prior to the date hereof, neither CDnow nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is CDnow or any of its Subsidiaries the subject of any material proceeding asserting that CDnow or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of CDnow, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving CDnow or any of its Subsidiaries.

     Section 4.18.  INSURANCE.
                    ---------
All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by CDnow or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of CDnow and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a CDnow Material Adverse Effect. CDnow has maintained such policies on a continuous basis since January 1996.

     Section 4.19.  OPINION OF FINANCIAL ADVISOR.
                    ----------------------------
The financial advisor of CDnow, BT Alex. Brown Incorporated, has delivered to CDnow an opinion dated the date of this Agreement to the effect that the CDnow Exchange Ratio is fair to holders of CDnow Common Stock from a financial point of view.

     Section 4.20.  NO EXISTING DISCUSSIONS.
                    -----------------------
As of the date hereof, CDnow is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

     Section 4.21.  SECTION 1715 OF THE PBCL NOT APPLICABLE.
                    ---------------------------------------
Other than with respect to the "shareholder constituency" provision of Section 1715 of the PBCL, the restrictions contained in Section 1715 of the PBCL applicable to acquisitions or proposed acquisitions of corporate control will not apply to the authorization, execution, delivery or performance of this Agreement or the Stock Option Agreements by CDnow or the consummation of the CDnow Merger by CDnow. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to CDnow or (by reason of CDnow's participation therein) the CDnow Merger or the other transactions contemplated by this Agreement.


                                   ARTICLE V.

                                   COVENANTS

     Section 5.1.  CONDUCT OF BUSINESS.
                   -------------------
During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as permitted pursuant to Section 5.30 hereof, N2K and CDnow each agrees as to itself and its respective Subsidiaries (except to the extent that the other party shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Stock Option Agreements or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, N2K and CDnow each shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of the other party:

          (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements (including severance agreements) in effect as of the date of this Agreement;

          (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to employees (other than senior officers) or directors, which options represent in the aggregate the right to acquire no more than 100,000 shares (net of cancellations) of N2K Common Stock or 100,000 shares (net of cancellation) CDnow Common Stock, as the case may be and (ii) the issuance of shares of N2K Common Stock or CDnow Common Stock, as the case may be, pursuant to the exercise of options or warrants outstanding on the date of this Agreement or granted pursuant to (i) above; provided, however, that in the event N2K and CDnow shall agree to treat the Mergers as a pooling of interests for accounting purposes, neither N2K nor CDnow shall take any action that would be reasonably likely to jeopardize such accounting treatment;

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than assets acquired in the ordinary course of business);

          (e) Sell, lease, sell/leaseback, license or otherwise dispose of any of its material properties or assets, except in the ordinary course of business;

          (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into or amend any employment or severance agreements with, any employees or officers, (iii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) Amend or propose to amend its Certificate or Articles of Incorporation or Bylaws except as contemplated by this Agreement;

          (h)  Incur any indebtedness for borrowed money;

          (i) Take any action that would, or is reasonably likely to, result in a material breach of any provision of this Agreement or the Stock Option Agreements or in any of its representations or warranties set forth in this Agreement or Stock Option Agreements being untrue on and as of the Closing Date;

          (j) Make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or make any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1997, except as may be required by applicable law;

          (k) Settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) have a N2K Material Adverse Effect (if settled by N2K), a CDnow Material Adverse Effect (if settled by CDnow) or a material adverse effect on the business, properties, financial condition or results of operations of NewCo following consummation of the Mergers (if settled by either N2K or CDnow) or (ii) adversely effect the consummation of the transactions contemplated hereby;

          (l) Settle any litigation referred to on Schedule 5.1(l) if such settlement would obligate the party to pay more than $50,000 over and above the amount covered by insurance (excluding any deductible on such insurance policy);

          (m) Enter into any agreement, contract or commitment which involves an amount in excess of $250,000 individually or as part of a series of related transactions;

          (n) Authorize or make capital expenditures which are in excess of $250,000 individually or as part of a series of related transactions;

          (o) Change in any material respect its accounting policies, methods or procedures except as required by generally accepted accounting principles;

          (p) Take or omit to take any action that is reasonably likely to result in a breach of any contract, commitment or obligation if the result would, individually or in the aggregate, have a Material Adverse Effect;

          (q) Take any action which could reasonably be expected to adversely affect or delay the ability of any of the parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby; or

          (r) Permit its working capital to be less than the amounts set forth on Schedule 5.1(r).

          (s) Take, or agree in writing or otherwise to take or have any affiliate, director, officer, employee, agent, consultant or other third party take or otherwise agree to take, any of the actions described in Sections (a) through (r) above.

N2K and CDnow agree that any written approval obtained under this Section 5.1 may be relied upon by the other party if signed by the Chairman or President of the other party providing such written approval.

     Section 5.2.  COOPERATION; NOTICE; CURE.
                   -------------------------
Subject to compliance with applicable law, from the date hereof until the Effective Time, each of N2K and CDnow shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Mergers and the transactions contemplated hereby and thereby. Each of N2K and CDnow shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of N2K or CDnow under this Agreement to be breached or that renders or will render untrue any representation or warranty of N2K or CDnow contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein. If at any time prior to the Effective Time any event relating to N2K or any of its Affiliates, officers or directors should be discovered by N2K which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, N2K shall promptly inform CDnow. If at any time prior to the Effective Time any event relating to CDnow or any of its Affiliates, officers or directors should be discovered by CDnow which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, CDnow shall promptly inform N2K.

     Section 5.3.  NO SOLICITATION.
                   ---------------

          (a) From and after the date hereof, neither N2K nor CDnow shall, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender or exchange offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or group of persons) other than N2K or CDnow or their respective affiliates (a "Third Party") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent N2K or CDnow, or their respective Board of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of such party, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Mergers and the prospects of N2K and CDnow as a combined company, would, if consummated, result in a transaction more favorable to the stockholders of such party over the long term than the transaction contemplated by this Agreement (a "Superior Proposal") and the Board of Directors of such party determines in good faith after consultation with outside legal counsel that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality and standstill agreement with terms no less favorable to such party than those contained in the Confidentiality and Standstill Agreement, dated August 17, 1998 between CDnow and N2K, as amended by Amendment No. 1 dated September 25, 1998 (the "Confidentiality Agreement"); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Each of N2K and CDnow agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless its Board of Directors determines in good faith after consultation with outside legal counsel that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

          (b) N2K and CDnow shall each notify the other party within 24 hours after receipt by N2K or CDnow (or any of their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

     Section 5.4.  JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.
                   --------------------------------------------------------

          (a) As promptly as practical after the execution of this Agreement, N2K and CDnow shall prepare and file with the SEC the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, provided that N2K and CDnow may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/Prospectus by the SEC. N2K and CDnow shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of N2K in favor of adoption of this Agreement and the N2K Merger and the recommendation of the Board of Directors of CDnow in favor of adoption of this Agreement and the CDnow Merger; provided, that the Board of Directors of either party may modify or withdraw such recommendation if such Board of Directors believes in good faith after consultation with outside legal counsel that the modification or withdrawal of such recommendation is required for such Board of Directors to comply with its fiduciary duties under applicable law.

          (b) N2K and CDnow shall make all necessary filings with respect to the Mergers under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

     Section 5.5.  NASDAQ QUOTATION.
                   ----------------
Each of N2K and CDnow agrees to continue the quotation and listing of N2K Common Stock and CDnow Common Stock, respectively, on Nasdaq during the term of this Agreement and remain in compliance with all applicable rules and regulations of Nasdaq.

     Section 5.6.  ACCESS TO INFORMATION.
                   ---------------------
Upon reasonable notice, N2K and CDnow shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its management, properties, books, contracts, commitments and records and, during such period, each of N2K and CDnow shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (c) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreements. No information or knowledge obtained in any investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Mergers.

     Section 5.7.  STOCKHOLDERS' MEETINGS.
                   ----------------------
N2K and CDnow each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of N2K, upon this Agreement and the N2K Merger and, in the case of CDnow, upon this Agreement and the CDnow Merger. Subject to Sections 5.3 and 5.4, N2K and CDnow shall, through their respective Boards of Directors, recommend to their respective stockholders adoption of this Agreement and approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Unless otherwise required to comply with the applicable fiduciary duties of the respective directors of N2K and CDnow, as determined by such directors in good faith after consultation with outside legal counsel, each party shall use all reasonable efforts to solicit from stockholders of such party proxies in favor of such matters.

     Section 5.8.  LEGAL CONDITIONS TO MERGE.
                   -------------------------

          (a) N2K and CDnow shall each use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by N2K or CDnow or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Mergers, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) if applicable, the HSR Act and any related governmental request thereunder, and (C) any other applicable law. N2K and CDnow shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. N2K and CDnow shall use their reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b) N2K and CDnow agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable efforts to obtain any government clearances required for Closing (including through compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Mergers or any other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. N2K and CDnow shall cooperate and work together in any proceedings or negotiations with any Governmental Entity relating to any of the foregoing. Notwithstanding anything to the contrary in this Section 5.8, neither N2K nor CDnow, nor any of their respective Subsidiaries, shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Mergers.

               (c) Each of N2K and CDnow shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents related to or required in connection with the Mergers.

          Section 5.9.   PUBLIC DISCLOSURE.
                         -----------------

     N2K and CDnow shall agree on the form and content of the initial joint press release regarding the transactions contemplated hereby and thereafter shall receive approval from the General Counsel or Vice Chairman (in the case of N2K) and the General Counsel or Chief Executive Officer (in the case of CDnow) before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

          Section 5.10.  NONRECOGNITION EXCHANGE.
                         -----------------------

     From and after the date hereof and until the Effective Time, neither N2K nor CDnow, nor any of their respective Subsidiaries or other Affiliates shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of either of the Mergers as a reorganization described in Section 368(a) of the Code and/or, taken together with the other of the Mergers, as a transfer of property to NewCo by holders of N2K Common Stock or CDnow Common Stock, as applicable, described in Section 351 of the Code.

          Section 5.11.  POOLING ACCOUNTING.
                         ------------------
     N2K and CDnow agree to use their reasonable best efforts to account for the Mergers as a pooling of interests unless N2K and CDnow mutually agree to account for the Mergers other than as a pooling of interest. The parties hereto agree that it shall not be a condition to the consummation of the transactions contemplated by this Agreement that the transactions be accounted for as a pooling of interests. From and after the date hereof and until the earlier of the Effective Time or such time as the parties hereto agree to account for the transaction other than as a pooling of interests, neither N2K nor CDnow, nor any of their respective Subsidiaries or other Affiliates shall, without the consent of the other party, knowingly take any action that is reasonably likely to jeopardize the treatment of the Mergers as a pooling of interests for accounting purposes, or knowingly fail to take any commercially reasonable action that is necessary to permit the treatment of the Mergers as a pooling of interest for accounting purposes.

          Section 5.12.  AFFILIATE AGREEMENTS.
                         --------------------

     Upon the execution of this Agreement, N2K and CDnow will provide each other with a list of those persons who are, in N2K's or CDnow's respective reasonable judgment, "affiliates" of N2K or CDnow, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" of N2K or CDnow within the meaning of Rule 145 is referred to as an "Affiliate"). N2K and CDnow shall provide each other such information and documents as the other party shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. N2K and CDnow shall each use all reasonable efforts to deliver or cause to be delivered to each other by November 30, 1998 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in substantially the form of Exhibit G (with respect to affiliates of N2K) or Exhibit H (with respect to affiliates of CDnow) attached hereto (each, an "Affiliate Agreement," and together, the "Affiliate Agreements").

          Section 5.13.  NASDAQ LISTING.
                         --------------

     N2K and CDnow shall cause NewCo to promptly prepare and submit to the Nasdaq a listing application covering the shares of NewCo Common Stock to be issued in the Mergers and upon exercise of N2K Stock Options and CDnow Stock Options, and shall use all reasonable efforts to cause such shares to be approved for listing on the Nasdaq, prior to the Effective Time, subject to official notice of issuance.

          Section 5.14.  STOCK PLANS.
                         -----------

               (a) At the Effective Time, each outstanding option to purchase shares of N2K Common Stock (an "N2K Stock Option") under the N2K Stock Plans and each outstanding option to purchase shares of CDnow Common Stock (a "CDnow Stock Option") under the CDnow Stock Plans, in each case whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such N2K Stock Option or CDnow Stock Option, as the case may be, the same number of shares of NewCo Common Stock as the holder of such N2K Stock Option or CDnow Stock Option, as the case may be, would have been entitled to receive pursuant to the N2K Merger or the CDnow Merger, respectively, had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of N2K Common Stock or CDnow Common Stock, as the case may be, purchasable pursuant to such N2K Stock Option or such CDnow Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of NewCo Common Stock deemed purchasable pursuant to such N2K Stock Option or CDnow Stock Option, as the case may be, in accordance with the foregoing; provided, however, that the foregoing adjustment for any N2K Stock
           --------  -------
Option or CDnow Stock Option which is intended to qualify as an "incentive stock option" (as defined under Section 422 of the Code) shall be affected in a manner consistent with Section 424(a) of the Code.

               (b) As soon as practicable after the Effective Time, NewCo shall deliver to the participants in the N2K Stock Plans and the CDnow Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to N2K Stock Plans or CDnow Stock Plans, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.14 after giving effect to the Mergers).

                    (c) NewCo shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NewCo Common Stock for delivery under N2K Stock Plans and CDnow Stock Plans assumed in accordance with this Section 5.14. As soon as practicable after the Effective Time, NewCo shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of NewCo Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                    (d) The Board of Directors of each of N2K and CDnow shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the N2K Stock Plans and the instruments evidencing the N2K Stock Options, or the CDnow Stock Plans and the instruments evidencing the CDnow Stock Options, as the case may be, to provide for the conversion of the N2K Stock Options and the CDnow Stock Options into options to acquire NewCo Common Stock in accordance with this Section 5.14 without obtaining consent of the holders of the N2K Stock Options or CDnow Stock Options in connection with such conversion.

                    (e) The Board of Directors of each of N2K and CDnow shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the N2K Stock Options or CDnow Stock Options, as the case may be, for purposes of Section 16(b) of the Exchange Act. The Board of Directors of NewCo shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase NewCo Common Stock under the N2K Stock Options and the CDnow Stock Options (as converted pursuant to this Section 5.14) for purposes of Section 16(b) of the Exchange Act.

          Section 5.15.  BROKERS OR FINDERS.
                         ------------------

     Each of N2K and CDnow represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Allen & Company, Incorporated and PaineWebber Incorporated, each of whose fees and expenses will be paid by N2K in accordance with N2K's agreements with such firms (a copy of which has been delivered by N2K to CDnow prior to the date of this Agreement), and BT Alex. Brown, whose fees and expenses will be paid by CDnow in accordance with CDnow's agreement with such firm (a copy of which has been delivered by CDnow prior to the date of this Agreement). Each of CDnow and N2K agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

          Section 5.16.  INDEMNIFICATION.
                         ---------------

                    (a) From and after the Effective Time, NewCo agrees that it will, and will cause the Surviving Corporations to, indemnify and hold harmless each present and former director and officer of N2K and CDnow (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that N2K or CDnow, as the case may be, would have been permitted under Delaware or Pennsylvania law and its certificate or articles of incorporation or bylaws in effect on the date hereof to indemnify such Indemnified Party (and NewCo and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

                    (b) For a period of six years after the Effective Time, NewCo shall maintain or shall cause the Surviving Corporations to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by N2K's or CDnow's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by N2K and CDnow to each other) with coverage in amount and scope at least as favorable as N2K's or CDnow's existing coverage; provided, that, in no event shall NewCo or the Surviving Corporations be required to expend in the aggregate in excess of 200% of the annual premium currently paid by N2K and CDnow for such coverage; and if such premium would at any time exceed 200% of the such amount, then the NewCo or the Surviving Corporations shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

                    (c) The provisions of this Section 5.16 are intended to be an addition to the rights otherwise available to the current officers and directors of N2K and CDnow by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          Section 5.17.  LETTER OF CDNOW'S ACCOUNTANTS.
                         -----------------------------

     CDnow shall use all reasonable efforts to cause to be delivered to N2K and CDnow a letter of Arthur Andersen LLP, CDnow's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to N2K, in form reasonably satisfactory to N2K and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          Section 5.18.  LETTER OF N2K'S ACCOUNTANTS.
                         ---------------------------

     N2K shall use all reasonable efforts to cause to be delivered to CDnow and N2K a letter of Arthur Andersen LLP, N2K's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to CDnow, in form reasonably satisfactory to CDnow and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          Section 5.19.  STOCK OPTION AGREEMENTS.
                         -----------------------

     CDnow and N2K each agree to fully perform their respective obligations under the Stock Option Agreements.

          Section 5.20.  TRANSITION PLANNING.
                         -------------------

     N2K and CDnow agree that they shall work together to coordinate all aspects of transition planning and implementation relating to the Mergers and the other transactions contemplated hereby. During the period between the date hereof and the Effective Time, N2K and CDnow shall jointly examine various alternatives regarding the manner in which to best organize and manage the businesses of N2K and CDnow after the Effective Time. The members of the joint transition planning team are identified on Schedule 5.20 (the "Transition Planning Committee").

          Section 5.21.  POST-MERGER CORPORATE GOVERNANCE; EMPLOYMENT
                         --------------------------------------------
                         ARRANGEMENTS.
                         ------------

                    (a) At the Effective Time, the total number of persons serving on the Board of Directors of NewCo shall be nine (unless otherwise agreed in writing by N2K and CDnow prior to the Effective Time), four of whom shall be CDnow Directors, three of whom shall be N2K Directors and two of whom shall be Independent Directors (as such terms are defined below). The persons to serve initially on the Board of Directors of NewCo at the Effective Time who are N2K Directors and the persons to serve initially on the Board of Directors of NewCo at the Effective Time who are CDnow Directors shall be the persons identified on Schedule 5.21(a). The persons to serve initially on the Board of Directors of NewCo at the Effective Time who are Independent Directors shall be selected by the Board of Directors of both CDnow and N2K and shall be mutually acceptable to both CDnow and N2K. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of NewCo after the Effective Time is unable or unwilling to serve in such position, the Board or Boards of Directors which selected such person shall designate another person to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. From and after the Effective Time and until December 31, 2001, (a) the Board of Directors of NewCo shall consist of four CDnow Directors, three N2K Directors and two Independent Directors and (b) the size of the Board of Directors of NewCo and each Committee of the Board of Directors of NewCo shall not be increased unless such increase is approved by 80% of the members thereof. If, at any time during the period referenced in the second preceding sentence, the number of CDnow Directors and N2K Directors serving, or that would be serving following the next stockholders' meeting at which Directors are to be elected, as Directors of NewCo, would fall below four and three, respectively, then, subject to the fiduciary duties of the Directors of NewCo, the Board of Directors and the Nominating Committee thereof shall nominate for election at the next stockholders' meeting at which Directors are to be elected, such person or persons as may be requested by the remaining CDnow Directors (if the number of CDnow Directors is, or would otherwise become, less than four) or by the remaining N2K Directors (if the number of N2K Directors is, or would otherwise become, less than three) to ensure that there shall be four CDnow Directors and three N2K Directors. The provisions of the preceding sentence shall not apply in respect of any stockholders' meeting which takes place after December 31, 2001. The term "N2K Director" means (i) any person serving as a Director of N2K or any of its Subsidiaries on the date hereof who becomes a Director of NewCo at the Effective Time and (ii) any person who becomes a Director of NewCo pursuant to the second preceding sentence and who is designated by the N2K Directors; the term "CDnow Director" means (i) any person serving as a Director of CDnow or any of its Subsidiaries on the date hereof who becomes a Director of NewCo at the Effective Time and (ii) any person who becomes a Director of NewCo pursuant to the second preceding sentence and who is designated by the CDnow Directors; and the term "Independent Director" means a person who becomes a Director of NewCo who does not have on the date hereof or on the date such person is elected to become a Director, and who has not had within the three year period prior to the date of his election, any material employment, business affiliation or association, or immediate family relationship with either CDnow or N2K, any of their directors or officers, any Subsidiaries or predecessors of CDnow or N2K, or any other person or entity controlling, controlled by or under common control with either N2K or CDnow.

                    (b) At the Effective Time, pursuant to the terms of the employment contracts referred to in Section 5.21(c) hereof, (i) Jason Olim shall hold the position of President and Chief Executive Officer of NewCo and (ii) Jon Diamond shall hold the position of Chairman of NewCo. If any of the persons identified above in this Section 5.21(b) is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of NewCo in accordance with the Bylaws of NewCo. The authority, duties and responsibilities of the Chairman and the President and Chief Executive Officer shall be as set forth in Bylaws of NewCo and the employment contracts entered into pursuant to Section 5.21(c) hereof, which employment contracts shall also set forth in their entirety the rights and remedies of Messrs. Olim and Diamond with respect to employment by NewCo, and none of them shall have any right, remedy or cause of action under this Section 5.21, nor shall they be third party beneficiaries of this Section 5.21.

                    (c) Prior to the Closing, NewCo shall offer to enter into employment agreements with Jason Olim and Jon Diamond in the forms attached hereto as Exhibits I and J.

                    (d) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the officers of NewCo shall be as designated in accordance with Schedule 5.21(d). If any officer set forth or designated in accordance with Schedule 5.21(d) ceases to be a full-time employee of either N2K or CDnow at or before the Effective Time, then the parties will agree upon another person to serve in such person's stead.

                    (e) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the members of the Executive, Audit, Compensation and Nominating committees of the Board of Directors of NewCo shall be as designated in accordance with Schedule 5.21(e), subject to such persons being members of the Board of Directors of NewCo at the Effective Time.

                    (f) Each of N2K and CDnow shall cause NewCo to incorporate the provisions contained in Section 5.21(a), (b), (e) and (f) into the Bylaws of NewCo in effect at the Effective Time, which provisions shall thereafter be amended only with the approval of 80% of the members of the Board of Directors of NewCo.

          Section 5.22.  NAME OF NEWCO.
                         -------------

     At the Effective Time, NewCo shall change its corporate name to CDnow/N2K, Inc.

          Section 5.23.  WARRANTS; REGISTRATION RIGHTS AGREEMENT.
                         ---------------------------------------

               (a) At the Effective Time, NewCo shall assume all obligations under the warrants set forth in Section 3.2(b) to the N2K Disclosure Schedule and Section 4.2 (b) to the CDnow Disclosure Schedule (the "Warrants"), and the holders of the Warrants thereafter shall have the right to acquire, on the same pricing and payment terms and conditions as are currently applicable under the Warrants, the same number of shares of NewCo Common Stock as the holder(s) of the Warrants would have been entitled to receive pursuant to the N2K Merger or the CDnow Merger, as the case may be, had each such holder exercised such holder's Warrant in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at the price per share (rounded downward to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of N2K Common Stock or CDnow Common Stock, as the case may be, purchasable pursuant to such Warrant immediately prior to the Effective Time divided by (ii) the number of full shares of NewCo Common Stock deemed purchasable pursuant to such Warrant in accordance with the foregoing.

               (b) At the Effective Time, N2K and CDnow shall cause NewCo to offer to enter into registration rights agreements (the "NewCo Registration Rights Agreements") with the various parties listed on Section 5.23(b) of the N2K Disclosure Schedule or, in lieu thereof, with any parties who are entitled to benefit from the registration rights created in such agreements as a result of transfers from the initial or listed holders. The various NewCo Registration Rights Agreements to be entered into with such parties shall be substantially similar (to the extent practicable) in effect to those provisions of the agreements which are identified on Section 5.23(b) of the N2K Disclosure Schedule and which relate to registration rights affecting the N2K Common Stock of such parties. Pursuant to the NewCo Registration Rights Agreements, NewCo will provide registration rights to the shareholders who are parties to such agreements with respect to all shares of NewCo issued in the N2K Merger on account of the shares of N2K Common Stock covered by registration rights immediately prior to the N2K Merger.

               (c) At the Effective Time, CDnow and N2K shall cause NewCo to enter into a Registration Rights Agreement (the "NewCo Registration Rights Agreement") substantially similar (to the extent practicable) to the Investor Rights Agreement dated as of July 15, 1997 by and among CDnow and certain CDnow shareholders who are parties thereto (the " CDnow Registration Rights Agreement") pursuant to which NewCo will provide registration rights to parties to the CDnow Registration Rights Agreement (other than CDnow) with respect to all shares of NewCo issued in the CDnow Merger on account of the shares of CDnow Common Stock covered by the CDnow Registration Rights Agreement.

          Section 5.24.  CONVEYANCE TAXES.
                         ----------------

     N2K and CDnow shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

          Section 5.25.  TRANSFER TAXES.
                         --------------

     NewCo shall pay any New York State Real Estate Transfer Tax, New York City Real Property Transfer Tax, New York State Stock Transfer Tax and any similar taxes imposed on the stockholders of N2K and CDnow, respectively, by any other State of the United States (and any interest with respect to such taxes) (the "Transfer Taxes"), which become payable in connection with the transactions contemplated by this Agreement. N2K and CDnow shall cooperate in the preparation, execution and filing of any required returns with respect to such Transfer Taxes (including returns on behalf of the stockholders of N2K and CDnow) and in the determination of the portion of the consideration allocable to the real property of N2K and the N2K Subsidiaries and CDnow and the CDnow Subsidiaries in New York State and City (or in any other jurisdiction, if applicable).

          Section 5.26.  STOCKHOLDER LITIGATION.
                         ----------------------

     Each of N2K and CDnow shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against N2K or CDnow, as applicable, and its directors relating to the transactions contemplated hereby.

          Section 5.27.  EMPLOYEE BENEFITS; SEVERANCE.
                         ----------------------------

               (a) NewCo shall cause to continue to be maintained the N2K and CDnow annual bonus plans for management employees for the 1998 fiscal year and shall calculate the amounts payable to participants thereunder on a basis consistent with the terms of each such plan and the past practice of N2K or CDnow, as applicable.

               (b) For purposes of determining eligibility to participate, vesting, entitlement to benefits and in all other respects where length of service is relevant (except for pension benefit accruals) under any employee benefit plan or arrangement covering employees of N2K and its Subsidiaries ("N2K Employees") or employees of CDnow and its Subsidiaries ("CDnow Employees") following the Effective Time, NewCo shall cause such plans or arrangements to recognize service with N2K or CDnow (as applicable) and any of their respective Subsidiaries to the same extent such service was recognized under the applicable employee benefit plans immediately prior to the Effective Time.

               (c) At the Effective Time, NewCo shall assume and honor in accordance with their terms the employment agreements, severance agreements and severance pay policies identified in Sections 5.1 or 5.27 of the N2K Disclosure Schedule and Sections 5.1 or 5.27 of the CDnow Disclosure Schedule.

          Section 5.28.  SUBSEQUENT FINANCIAL STATEMENTS.
                         -------------------------------

     Prior to the Effective Time, each of N2K and CDnow (a) will consult with the other prior to making publicly available its financial results for any period and (b) will consult with the other prior to the filing of, and will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of N2K and CDnow, as the case may be, included in such reports will fairly present the financial position of such party and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

          Section 5.29.  CONTROL OF OPERATIONS.
                         ---------------------

     Nothing contained in this Agreement shall give N2K, directly or indirectly, the right to control or direct CDnow's operations prior to the Effective Time. Nothing contained in this Agreement shall give CDnow, directly or indirectly, the right to control or direct N2K's operations prior to the Effective Time. Prior to the Effective Time, each of N2K and CDnow shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

          Section 5.30.  CERTAIN MODIFICATIONS; RESTRUCTURING CHARGES.
                         --------------------------------------------

     N2K and CDnow shall consult with respect to business practices and policies and shall make such modifications or changes to its practices or policies, if any, and at such date prior to the Effective Time, as may be mutually agreed upon and approved by the Transition Planning Committee. N2K and CDnow shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with generally accepted accounting principles, as may be mutually agreed upon and approved by the Transition Planning Committee. No party's representations, warranties and covenants contained in this Agreement shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies or practices which may be undertaken in accordance with this
Section 5.30.


                                ARTICLE VI.

                             CONDITIONS TO MERGERS

          Section 6.1.   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                         ---------------------------------------------------
                         MERGERS.
                         -------

     The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

               (a)  STOCKHOLDER APPROVAL. This Agreement, the N2K Merger and the
                    --------------------
CDnow Merger shall have been approved in the manner required under the DGCL and the PBCL, by the respective holders of the issued and outstanding shares of capital stock of N2K and CDnow.

               (b)  HSR ACT. Any applicable waiting period applicable to the
                    -------
consummation of the Mergers under the HSR Act shall have expired or been terminated.

               (c)  APPROVALS. Other than the filing provided for by Section
                    ---------
1.4, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have a N2K Material Adverse Effect or a CDnow Material Adverse Effect shall have been filed, been obtained or occurred.

               (d)  REGISTRATION STATEMENT. The Registration Statement shall
                    ----------------------
have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

               (e)  NO INJUNCTIONS. No Governmental Entity shall have enacted,
                    --------------
issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

               (f)  NASDAQ LISTING. The shares of NewCo Common Stock to be
                    --------------
issued in the Merger and upon exercise of N2K Options and CDnow Options shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

               (g)  CORPORATE GOVERNANCE. N2K and CDnow shall have taken all
                    --------------------
actions necessary so that (i) not later than the Effective Time, the Articles of Incorporation and Bylaws of NewCo shall have been amended to be substantially in the form of Exhibit E and Exhibit F hereto; and (ii) at the Effective Time, the composition of the Board of Directors of NewCo and of each Committee of the Board of Directors of NewCo shall comply with Section 5.21 hereof (assuming N2K has designated the N2K Directors, CDnow has designated the CDnow Directors, and N2K and CDnow together have designated the Independent Directors, in each case as contemplated by Section 5.21(a) hereof).

          Section 6.2.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF N2K.
                         -------------------------------------------

  The obligation of N2K to effect the N2K Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by N2K:

          (a)  REPRESENTATIONS AND WARRANTIES. The representations and
               ------------------------------
warranties of CDnow set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a CDnow Material Adverse Effect, as such term is defined in Section 6.2(d), or a material adverse effect upon the consummation of the transactions contemplated hereby; and N2K shall have received a certificate signed on behalf of CDnow by the chief executive officer and the chief financial officer of CDnow to such effect.

          (b)  PERFORMANCE OF OBLIGATIONS OF CDNOW. CDnow shall have performed
               -----------------------------------
in all materials respects (and with respect to Section 5.1(r) in all respects) all obligations required to be performed by it under this Agreement at or prior to the Closing Date shall have received a certificate signed on behalf of CDnow by the chief executive officer and the chief financial officer of CDnow to such effect.

          (c)  TAX OPINION. N2K shall have received the opinion of Dewey
               -----------
Ballantine LLP, counsel to N2K, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the N2K Merger will be treated as a reorganization described in Section 368(a) of the Code and/or, taken together with the CDnow Merger, as a transfer of property to NewCo by holders of N2K Common Stock described in Section 351 of the Code.

          (d)  CDNOW MATERIAL ADVERSE EFFECT. From the date of this Agreement
               -----------------------------
through the Effective Time there shall not have occurred a CDnow Material Adverse Effect. For the purposes of this Section 6.2(d), a CDnow Material Adverse Effect shall not include the effect of any changes (i) resulting from general conditions applicable to the online music retailing industry and not specifically relating to CDnow, or from general business or United States economic conditions which do not have a disproportionate effect on CDnow, or
(ii) caused by (a) the transactions contemplated by this Agreement and the public announcement thereof, (b) any steps taken or proposed to be taken in connection with Section 5.30 or (c) any actions taken or omissions by CDnow with the prior written consent of N2K in contemplation of the transactions contemplated hereby.

     Section 6.3.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF CDNOW. The
                   ---------------------------------------------
obligations of CDnow to effect the CDnow Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by CDnow:

          (a)  REPRESENTATIONS AND WARRANTIES. The representations and
               ------------------------------
warranties of N2K set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a N2K Material Adverse Effect, as such term is defined in Section 6.3(d), or a material adverse effect upon the consummation of the transactions contemplated hereby; and CDnow shall have received a certificate signed on behalf of N2K by the chief executive officer and the chief financial officer of N2K to such effect.

          (b)  PERFORMANCE OF OBLIGATIONS OF N2K. N2K shall have performed in
               ---------------------------------
all material respects (and with respect to Section 5.1(r) in all respects) all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and CDnow shall have received a certificate signed on behalf of N2K by the chief executive officer and the chief financial officer of N2K to such effect.

          (c)  TAX OPINION. CDnow shall have received the opinion of Morgan,
               -----------
Lewis & Bockius LLP, counsel to CDnow, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the CDnow Merger will be treated as a reorganization described in Section 368(a) of the Code and/or, taken together with the N2K Merger, as a transfer of property to NewCo by holders of CDnow Common Stock described in Section 351 of the Code.

          (d)  N2K MATERIAL ADVERSE EFFECT. From the date of this Agreement
               ---------------------------
through the Effective Time there shall not have occurred an N2K Material Adverse Effect. For the purposes of this Section 6.3(d), a N2K Material Adverse Effect shall not include the effect of any changes resulting from (i) general conditions applicable to the online music retailing industry and not specifically relating to N2K, or from general business or United States economic conditions which do not have a disproportionate effect on N2K, or (ii) (a) the transactions contemplated by this Agreement and the public announcement thereof,
(b) any steps taken or proposed to be taken in connection with Section 5.30 or
(c) any actions taken or omissions by N2K with the prior written consent of CDnow in contemplation of the transactions contemplated hereby.


                               ARTICLE VII.

                           TERMINATION AND AMENDMENT

     Section 7.1.  TERMINATION. This Agreement may be terminated at any time
                   -----------
prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(h), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Mergers by the stockholders of N2K or CDnow:

          (a)  by mutual written consent of N2K and CDnow; or

          (b) by either N2K or CDnow if the Mergers shall not have been consummated by March 31, 1999 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date); or

          (c) by either N2K or CDnow if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers; or

          (d) (i) by N2K or CDnow, if, at the CDnow Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of CDnow in favor of the approval and adoption of this Agreement and the CDnow Merger shall not have been obtained; or (ii) by CDnow or N2K if, at the N2K Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of N2K in favor of the approval and adoption of this Agreement and the N2K Merger shall not have been obtained; or

          (e) by N2K, if (i) the Board of Directors of CDnow shall have withdrawn or modified its recommendation of this Agreement or the CDnow Merger (provided that N2K's right to terminate this Agreement under such clause (i) shall not be available if at such time CDnow would be entitled to terminate this Agreement under Section 7.1(h) without giving effect to the cure period); (ii) after the receipt by CDnow of an Acquisition Proposal, N2K requests in writing that the Board of Directors of CDnow reconfirm its recommendation of this Agreement and the CDnow Merger to the stockholders of CDnow and the Board of Directors of CDnow fails to do so within 10 business days after its receipt of N2K's request; (iii) the Board of Directors of CDnow shall have recommended to the stockholders of CDnow an Alternative Transaction (as defined in Section 7.3(e)); (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of CDnow Common Stock is commenced (other than by N2K or an Affiliate of N2K) and the Board of Directors of CDnow recommends that the stockholders of CDnow tender their shares in such tender or exchange offer; or
(v) for any reason CDnow fails to call and hold the CDnow Stockholders' Meeting by the Outside Date (provided that N2K's right to terminate this Agreement under such clause (v) shall not be available if at such time CDnow would be entitled to terminate this Agreement under Section 7.1(h) without giving effect to the cure period); or

          (f) by CDnow, if (i) the Board of Directors of N2K shall have withdrawn or modified its recommendation of this Agreement or the N2K Merger (provided that CDnow's right to terminate this Agreement under such clause (i) shall not be available if at such time N2K would be entitled to terminate this Agreement under Section 7.1(h) without giving effect to the cure period); (ii) after the receipt by N2K of an Acquisition

Proposal, CDnow requests in writing that the Board of Directors of N2K reconfirm its recommendation of this Agreement and the N2K Merger to the stockholders of CDnow and the Board of Directors of N2K fails to do so within 10 business days after its receipt of CDnow's request; (iii) the Board of Directors of N2K shall have recommended to the stockholders of N2K an Alternative Transaction (as defined in Section 7.3(e)); (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of N2K Common Stock is commenced (other than by CDnow or an Affiliate of CDnow) and the Board of Directors of N2K recommends that the stockholders of N2K tender their shares in such tender or exchange offer; or (v) for any reason N2K fails to call and hold the N2K Stockholders' Meeting by the Outside Date (provided that CDnow's right to terminate this Agreement under such clause (v) shall not be available if at such time N2K would be entitled to terminate this Agreement under Section 7.1(h) without giving effect to the cure period); or

          (g) by N2K or CDnow, prior to the approval of this Agreement by the stockholders of such party, if, as a result of a Superior Proposal received by such party from a Third Party, the Board of Directors of such party determines in good faith after consultation with outside legal counsel that accepting such Superior Proposal is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law; provided, however, that
                                                       --------  -------
no termination shall be effective pursuant to this Section 7.1(g) under circumstances in which a termination fee is payable by the terminating party pursuant to Section 7.3(b)(iii) or (c)(iii), unless concurrently with such termination, such termination fee is paid in full by the terminating party in accordance with Section 7.3(b)(iii) or (c)(iii), as applicable; or

          (h) by N2K or CDnow, if (A) there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by N2K) or 6.3(a) or
(b) (in the case of termination by CDnow) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party; or (B) any event shall have occurred which makes it impossible for the conditions set forth in
Article VI hereof (other than Section 6.1(a), 6.1(e), 6.2(a), 6.2(b), 6.2(d), 6.3(a), 6.3(b) and 6.3(d)) to be satisfied, provided that any termination pursuant to this clause (B) shall not be effective until 20 business days after notice thereof is delivered by the party seeking to terminate to the other party, and shall be automatically rescinded if (1) such condition is solely for the benefit of the party receiving such notice and (2) such party, prior to such 20th business day, irrevocably waives satisfaction of such condition based on such event; (C) there has been a breach of the representation, warranty, covenant or agreement set forth in Section 3.10(c), 3.11(b) or 5.1(l) (in the case of a termination by CDnow) which would have a N2K Material Adverse Effect or in Section 4.10(c) (in the case of a termination by N2K) which would have a CDnow Material Adverse Effect; or (D) by CDnow if there has been a N2K Material Adverse Effect under Section 6.3(d), or by N2K if there has been a CDnow Material Adverse Effect under Section 6.2(d), in either case which shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 7.2.  EFFECT OF TERMINATION. In the event of termination of this
                   ---------------------
Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of N2K, CDnow, NewCo or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.15 and 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that, the provisions of Sections 5.15 and 7.3 of this Agreement, the Stock Option Agreements and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 7.3.  FEES AND EXPENSES.
                   -----------------

           (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

           (b) N2K shall pay CDnow a termination fee of $3.75 million upon the earliest to occur of the following events:

     (i)   the termination of this Agreement by either CDnow or N2K pursuant to
Section 7.1(d)(ii), if a proposal for an Alternative Transaction (as defined below) involving N2K shall have been publicly announced prior to the N2K Stockholders' Meeting and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within eighteen months of such termination;

     (ii) the termination of this Agreement by CDnow pursuant to Section 7.1(f); or

     (iii) the termination of this Agreement by N2K pursuant to Section 7.1(g).

           If and to the extent that CDnow has purchased shares of N2K Common Stock pursuant to the CDnow Stock Option Agreement prior to the payment of the $3.75 million fee provided for herein (the "Fee Payment Date"), the amount payable to CDnow under this Section 7.3(b), together with (i)(x) the net cash amount received by CDnow prior to the Fee Payment Date pursuant to N2K's repurchase of Shares (as defined in the CDnow Stock Option Agreement) pursuant to Section 7 of the CDnow Stock Option Agreement, less (y) CDnow's purchase price for such Shares, and (ii)(x) the amounts received by CDnow prior to the Fee Payment Date pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged), less (y) CDnow's purchase price for such Shares, shall not exceed $3.75 million. N2K's payment of a termination fee pursuant to this subsection and any applicable payments under the

CDnow Stock Option Agreement shall be the sole and exclusive remedy of CDnow against N2K and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payments; provided that this limitation shall not apply in the event of a willful breach of this Agreement by N2K.

           (c) CDnow shall pay N2K a termination fee of $3.75 million upon the earliest to occur of the following events:

     (i)   the termination of this Agreement by either N2K or CDnow pursuant to
Section 7.1(d)(i), if a proposal for an Alternative Transaction (as defined below) involving CDnow shall have been publicly announced prior to the CDnow Stockholders' Meeting and either an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within eighteen months of such termination;

     (ii)  the termination of this Agreement by N2K pursuant to Section 7.1(e);
or

     (iii) the termination of this Agreement by CDnow pursuant to Section 7.1
(g).

           If and to the extent that N2K has purchased shares of CDnow Common Stock pursuant to the N2K Stock Option Agreement prior to the Fee Payment Date, the amount payable to N2K under this Section 7.3(c), together with (i)(x) the net cash amount received by N2K prior to the Fee Payment Date pursuant to CDnow's repurchase of Shares (as defined in the N2K Stock Option Agreement) pursuant to Section 7 of the N2K Stock Option Agreement, less (y) N2K's purchase price for such Shares, and (ii)(x) the amounts received by N2K prior to the Fee Payment Date pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged), less (y) N2K's purchase price for such Shares, shall not exceed $3.75 million. CDnow's payment of a termination fee pursuant to this subsection and any applicable payments under the N2K Stock Option Agreement shall be the sole and exclusive remedy of N2K against CDnow and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payments; provided that this limitation shall not apply in the event of a willful breach of this Agreement by CDnow.

           (d) The fees payable pursuant to Section 7.3(b) or 7.3(c) shall be paid concurrently with the first to occur of the events described in Section 7.3(b)(i), (ii) or (iii) of 7.3(c)(i), (ii) or (iii), respectively.

           (e) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any Third Party acquires more than 20% of the outstanding shares of N2K Common Stock or CDnow Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving N2K or CDnow pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 20% of the outstanding shares of

N2K Common Stock or CDnow Common Stock, as the case may be, or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of N2K or CDnow, and the entity surviving any merger or business combination including any of them) of N2K or CDnow having a fair market value (as determined by the Board of Directors of N2K or CDnow, as the case may be, in good faith) equal to more than 20% of the fair market value of all the assets of N2K or CDnow, as the case may be, and their respective Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (f) N2K and CDnow shall share equally (i) the filing fees in connection with the filing of the Registration Statement and the Joint Proxy Statement/Prospectus, (ii) the expenses incurred in connection with printing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus, and
(iii) any expenses incurred in connection with the formation of NewCo.

     Section 7.4.  AMENDMENT. This Agreement may be amended by the parties
                   ---------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of N2K or CDnow, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that this Agreement may be amended in writing without obtaining the signatures of N2K, CDnow or NewCo solely for the purpose of adding N2K Sub and CDnow Sub as parties to this Agreement.

     Section 7.5.  EXTENSION; WAIVER. At any time prior to the Effective Time,
                   -----------------
the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                ARTICLE VIII.

                                MISCELLANEOUS

     Section 8.1.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                   ---------------------------------------------------------

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

None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.6, 2.1, 2.2, 2.4, 5.14, 5.16, 5.19, 5.21 and 5.26 and Article VIII, and the agreements of the Affiliates delivered pursuant to Section 5.12. The Confidentiality Agreements shall survive the execution and delivery of this Agreement.

     Section 8.2.  NOTICES. All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to N2K, to

                         N2K Inc.
                         55 Broad Street, 26th Floor
                         New York, NY  10004
                         Attn:  General Counsel
                         Telecopy:  (212) 742-1778

                    with a copy to

                         Dewey Ballantine LLP
                         1301 Avenue of the Americas
                         New York, NY  10019-6092
                         Attn:  Frank E. Morgan, II, Esq.
                         Telecopy:  (212) 295-6333

               (b)  if to CDnow, to

                         CDnow, Inc.
                         Jenkins Court, Suite 300
                         610 Old York Road
                         Jenkinstown, PA  19046
                         Attn:  David Capozzi, General Counsel
                         Telecopy:  (215) 517-5745

                         *485 Delaware Ave.
                         Fort Washington, PA
                         (effective 11/6/98)
                    with a copy to:

                         Morgan, Lewis & Bockius LLP
                         2000 One Logan Square
                         Philadelphia, PA  19103-6993
                         Attn:   James W. McKenzie, Jr., Esq.
                         Telecopy:  (215) 963-5299

                         *1701 Market Street
                         Philadelphia, PA  19103-2921
                         (effective 11/23/98)

     Section 8.3.  INTERPRETATION. When a reference is made in this Agreement
                   --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 22, 1998.

     Section 8.4.  COUNTERPARTS. This Agreement may be executed in two or more
                   ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.5.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This
                   ----------------------------------------------
Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.16 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreements shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither N2K nor CDnow, makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     Section 8.6.  GOVERNING LAW. This Agreement shall be governed and
                   -------------
construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 8.7.  ASSIGNMENT. Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, N2K, CDnow and NewCo have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                   N2K INC.





                                   By:  /s/     Jonathan V. Diamond
                                      _____________________________________

                                      Name:     Jonathan V. Diamond

                                      Title:    Vice Chairman and CEO




                                   CDNOW, INC.




                                   By:  /s/     Jason Olim
                                      _____________________________________

                                      Name:     Jason Olim

                                      Title:    President




                                   EXIT 8 HOLDING COMPANY




                                   By:  /s/     Jason Olim
                                      _____________________________________

                                      Name:     Jason Olim

                                      Title:    President